UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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[ ] Definitive Proxy Statement
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COMTECH TELECOMMUNICATIONS CORP.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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68 South Service Road, Suite 230
Melville, New York 11747

                                                                                                                November__, 2007

To Our Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2007 Annual Meeting of Stockholders of Comtech Telecommunications Corp. The annual meeting will be held at 10:00 a.m. on December 6, 2007 at our corporate headquarters located at 68 South Service Road, Melville, New York 11747. The Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card are enclosed.

I believe that the annual meeting provides an excellent opportunity for stockholders to become better acquainted with Comtech and its directors and officers. I hope that you will be able to attend and I look forward to greeting as many stockholders as possible.

It is important that your shares are voted at the annual meeting. Whether or not you are able to attend in person, the prompt execution and return of your enclosed proxy card in the envelope provided or submission of your proxy and voting instructions over the internet or by telephone will both assure that your shares are represented at the annual meeting and minimize the cost of proxy solicitations. (Instructions for voting via the internet or by telephone are set forth on the enclosed proxy card.) If you later decide to attend the annual meeting, you may revoke your proxy and vote in person.

Sincerely,

Fred Kornberg
Chairman, Chief Executive Officer and President

68 South Service Road, Suite 230 Melville, NY 11747

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on December 6, 2007

PLACE	Comtech Telecommunications Corp. 68 South Service Road, Lower Level Auditorium Melville, NY 11747

ITEMS OF BUSINESS	(1) To elect three directors.

(2) To approve an amendment to our By-Laws to permit direct registration of uncertificated shares of capital stock in accordance with the NASDAQ Stock Market LLC (“NASDAQ”) requirements.

(3)
To approve an amendment to our 2000 Stock Incentive Plan (the “Plan”) increasing the number of shares of our Common Stock subject to awards under the Plan or with respect to which awards may be granted.

(4) To ratify the selection of our independent registered public accounting firm for the current fiscal year.

(5) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors unanimously recommends that the stockholders vote “for” the election of our three nominees for director and “for” approval of Proposals 2, 3 and 4 to be presented to stockholders at the 2007 Annual Meeting.

RECORD DATE	All stockholders are invited to attend the annual meeting. In order to vote, you must have been a stockholder at the close of business on October 8, 2007.

PROXY VOTING
It is important that your shares be represented at the annual meeting regardless of the number of shares you hold in order that we have a quorum, whether or not you plan to be present at the annual meeting in person. Please complete, sign, date and mail the enclosed proxy in the accompanying envelope (to which you need affix no postage if mailed within the United States) or submit your proxy and voting instructions over the internet or by telephone. (Instructions for voting via the internet or by telephone are set forth on the enclosed proxy card.)

By Order of the Board of Directors,

Patrick O’Gara Secretary November __, 2007

2007 ANNUAL MEETING PROXY STATEMENT

TABLE OF CONTENTS

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ABOUT THE PROXY STATEMENT What is the purpose of the annual meeting?

At the annual meeting, our stockholders will be asked to consider and act upon the following matters:

•	Election of two directors to our Board of Directors for a term expiring in 2010 and one director for a term expiring in 2009;

•	Approval of an amendment to our By-Laws to permit direct registration of uncertificated shares of capital stock in accordance with NASDAQ requirements;

•	Approval of an amendment to our 2000 Stock Incentive Plan increasing the number of shares of our Common Stock subject to awards under the Plan or with respect to which awards may be granted;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year; and

•	Such other business as may properly come before the annual meeting or any adjournment thereof.

Who is entitled to vote at the annual meeting?

Only stockholders of record on October 8, 2007, the record date for the annual meeting, are entitled to receive notice of and vote at the annual meeting.

What are the voting rights of stockholders?

                 Each share of our Common Stock is entitled to one vote. There is no cumulative voting.

How do stockholders vote?

                 Stockholders may vote at the annual meeting in person or by proxy.

If a stockholder gives a proxy, how are the shares voted?

Proxies received by us before the annual meeting will be voted at the annual meeting in accordance with the instructions contained on the proxy card. The proxy card provides a way for you to direct how your shares will be voted.

If you do not give voting instructions on your proxy card, your shares will be voted by the persons named as proxies on your proxy card on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the proxies. Thus, for example, if you do not give instructions on your proxy card, and a nominee for director withdraws before the election (which is not now anticipated), your shares will be voted by the proxies for any substitute nominee as may be nominated by the Board of Directors. The proxies named on the proxy card are Fred Kornberg, Chairman, Chief Executive Officer and President of Comtech (“CEO”), and Robert G. Rouse, Executive Vice President and Chief Operating Officer (“COO”) of Comtech. Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees have the discretion to vote such shares on routine matters, but not on non-routine matters. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.

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It is possible that matters other than those listed above may be brought before stockholders at the annual meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the proxies will vote your shares on the matter as recommended by the Board of Directors, or, if no recommendation is given, the proxies will vote your shares in their discretion. In any event, the proxies will comply with the rules of the Securities and Exchange Commission (“SEC”) when acting on your behalf on a discretionary basis. At the date of this Proxy Statement, we had not received any notice regarding any other matter to come before the annual meeting which was timely in accordance with our By-Laws.

How are proxies changed or revoked?

You may change any vote by proxy or revoke a proxy before it is exercised by filing with the Secretary of Comtech either a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

How many shares are outstanding and what constitutes a quorum?

At the close of business on October 8, 2007, the record date for the annual meeting, 24,000,861 shares of Common Stock were outstanding. Stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast must be present at the annual meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes and shares voted as “abstentions” or subject to broker non-votes still count for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of the Three Directors.  The three directors will be elected by a plurality of the votes cast. That means that the nominees receiving the greatest number of votes will be elected as directors, even if the number of votes received is less than a majority of the votes present at the annual meeting.

By-Laws Amendment. Approval of the amendment to our By-Laws to permit direct registration of uncertificated shares of capital stock will require the affirmative vote of a majority of the outstanding shares entitled to vote on the proposal.

Amendment to 2000 Stock Incentive Plan. Approval of the amendment to our 2000 Stock Incentive Plan increasing the number of shares of our Common Stock subject to awards under the Plan or with respect to which awards may be granted will require the affirmative vote of a majority of the shares present at the annual meeting and entitled to vote on such proposal.

Ratification of Selection of Accounting Firm. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2008 will require the affirmative vote of a majority of the shares present at the annual meeting and entitled to vote on such proposal.

Other Matters.   Approval of any other matter that comes before the annual meeting or any adjournment thereof will require the affirmative vote of a majority of the shares present at the annual meeting and entitled to vote on such matter.

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How do withheld votes, abstentions and broker non-votes affect the outcome of a vote?

Withheld votes with respect to a nominee for election as director will not affect the outcome of the vote, so long as the particular nominee receives more votes than any nominee competing for the particular director seat. Abstentions will be counted in determining the number of shares present and entitled to vote on the proposal, but broker non-votes are not counted as entitled to vote thereon. Therefore, abstentions will have the effect of a vote against a proposal and broker non-votes will have no effect on the outcome of the vote on a proposal that requires a majority vote of the shares present and entitled to vote on the matter. In the case of a proposal that requires the affirmative vote of a majority of the outstanding shares, both abstentions and broker non-votes will have the effect of a vote against the proposal.

What are our Board of Director’s recommendations?

The Board unanimously recommends that you vote:

•	FOR the election of the three nominees proposed for election as directors,

•	FOR the approval of the proposed amendment to our By-Laws,

•	FOR the amendment to our 2000 Stock Incentive Plan, and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2008.

Other Information

We have enclosed our Annual Report for fiscal 2007 together with this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

The annual meeting may be adjourned from time to time without notice other than by announcement at the annual meeting.

Our mailing address is Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, New York 11747. Our corporate website address is www.comtechtel.com. The contents of our website are not incorporated by reference into this Proxy Statement.

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PRINCIPAL STOCKHOLDERS OF COMTECH TELECOMMUNICATIONS CORP.

This table provides the number of shares beneficially owned by principal stockholders who beneficially own more than five percent of our outstanding Common Stock, as of a date stated in the below footnotes. The information in this table is based upon the latest filings by each principal stockholder of either a Schedule 13D, Schedule 13G or Form 13F as filed by the respective stockholder with the SEC.

We calculate the stockholder’s percentage of the outstanding class assuming the stockholder beneficially owned that number of shares on October 8, 2007. Unless otherwise indicated, the stockholder had sole voting and sole dispositive power over the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Paradigm Capital Management, Inc./PCM Advisors LLC (1) 9 Elk Street Albany, NY 12207-1002	1,580,464	6.6

Lord Abbett & Co. LLC (2) 90 Hudson Street, 11th Floor Jersey City, NJ 07302	1,412,015	5.9

Barclays Global Investors NA (CA) (3) 45 Fremont Street, 17th Floor San Francisco, CA 94105	1,320,527	5.5

(1)	The information is based upon a Form 13F filed by Paradigm Capital Management, Inc./PCM Advisors LLC with the SEC reporting beneficial ownership as of June 30, 2007.

(2)	The information is based upon a Form 13F filed by Lord Abbett & Co. LLC with the SEC reporting beneficial ownership as of June 30, 2007.

(3)	The information is based upon a Form 13F filed by Barclays Global Investors NA (CA) with the SEC reporting beneficial ownership as of June 30, 2007.
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BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the beneficial ownership of our Common Stock of each of our current directors, CEO, Chief Financial Officer (“CFO”) and three other highest paid executive officers (collectively, the Named Executive Officers (“NEOs”)) and all directors and executive officers as a group. Unless otherwise indicated, our directors and executive officers had sole voting and sole dispositive power over their shares.

Name	(1) Shares Beneficially Owned on October 8, 2007	Percent of Class

Richard L. Goldberg	21,125	*
Edwin Kantor	22,000	*
Ira Kaplan	12,375	*
Gerard R. Nocita	13,125	*
Robert G. Paul	—	*
Fred Kornberg	272,874	1.1
Robert G. Rouse	111,750	*
Michael D. Porcelain	44,433	*
Richard L. Burt	106,625	*
Robert L. McCollum	64,528	*
All directors and executive officers as a group (13 persons)	708,690	2.9

________________________ * Less than one percent

(1)
Includes the following shares of our Common Stock with respect to which such persons have the right to acquire beneficial ownership within 60 days from such date: Mr. Goldberg 18,125 shares; Mr. Kantor 19,500 shares; Mr. Kaplan 9,375 shares; Mr. Nocita 13,125 shares; Mr. Kornberg 149,068 shares; Mr. Rouse 100,500 shares; Mr. Porcelain 39,230 shares; Mr. Burt 106,625 shares; Mr. McCollum 41,000 shares and all directors and officers as a group 527,298 shares. We calculated the percentage of the outstanding class beneficially owned by each person and by the group treating their shares subject to this right to acquire within 60 days as outstanding.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

Corporate Governance Guidelines

Our business is managed with the oversight of our Board of Directors, in accordance with the Delaware General Corporation Law and our By-Laws. Members of our Board of Directors are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them and by participating in regular and special meetings of our Board of Directors and its committees. In addition, to promote open discussion among our non-employee directors, those directors meet in scheduled executive sessions without the participation of management or our CEO, who is our only employee director.

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The foundation of our corporate governance is our Board or Director’s policy that a substantial majority of the members of our Board of Directors should be independent.

Our Board of Directors, in their opinion, has determined that five of our six directors have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each, therefore, is an “independent” director, as that term is defined in the NASDAQ Marketplace Rules. The five directors determined to be independent are Messrs. Goldberg, Kantor, Kaplan, Nocita and Paul.

Our Board of Directors has complete access to all levels of management and also is provided with opportunities to meet with members of our management.

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Committees of the Board of Directors

Audit Committee.    During fiscal 2007, our Audit Committee held nine meetings. Our Audit Committee functions include engaging the independent registered public accounting firm, directing investigations into accounting, finance and internal control matters, reviewing the plan and results of audits with our independent registered public accounting firm, overseeing our internal audit function, reviewing our internal accounting controls and approving services to be performed by our independent registered public accounting firm and related fees. Our Board of Directors has determined that Messrs. Nocita and Paul qualify as “audit committee financial experts,” as defined by SEC rules, based on their education, background and experience. Our Audit Committee is responsible for and has a policy to review and approve all related party transactions.

Our Board of Directors has determined that all members of our Audit Committee are qualified to be members of the Committee in accordance with NASDAQ Marketplace Rules and meet the criteria for independence set forth in the rules of the SEC. Our Audit Committee’s Charter is available on our website at www.comtechtel.com, under the link for “Investor Relations.”

Executive Compensation Committee.  Our Executive Compensation Committee (referred to throughout this proxy by name or by “ECC”) of our Board of Directors considers and authorizes remuneration arrangements for our executive officers. Our ECC also constitutes our Stock Option Committee which administers our stock option plans. Our ECC held eight meetings during the past fiscal year.

Our ECC determines the terms of performance-based awards for our executive officers, and negotiates the terms of any of our executive officers’ employment agreements. In addition, our ECC monitors the aggregate share usage under our stock incentive programs and potential dilution resulting from the granting of stock options. It also makes other determinations involved in the administration of the stock option programs, except with respect to the application of our Company’s 2000 Stock Incentive Plan to non-employee directors.

In early fiscal 2007, Steven Hall & Partners, LLC (“SH&P”) was retained by our Company to advise us with respect to preserving the tax deductibility of certain performance-based compensation. After this assignment was completed, our ECC retained SH&P directly to advise it in making certain executive compensation decisions. Our ECC has the sole authority  to set SH&P’s compensation and/or to terminate the services of SH&P. During fiscal 2007, SH&P worked with our ECC on assignments relating to the tax efficiency of executive compensation, severance policies for our CEO and COO, compliance with SEC disclousure rules concerning executive compensation, the negotiation of amended and restated employment agreements for our CEO and COO, and change-in-control agreements for certain of our other executive officers.

Our CEO, COO, CFO, and other members of our management often work with SH&P to provide information to SH&P and, at the request of SH&P or our ECC, management reads and reviews SH&P’s consulting work product prior to presentation to our ECC.

Our ECC often requests our CEO, COO, and CFO to be present at meetings, including ECC meetings, where executive compensation and corporate and individual performance are discussed and evaluated. These executives provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. Our ECC meets with our CEO to discuss his own compensation package, and his recommendations for other executives, but ultimately decisions regarding compensation for our CEO and other executive officers are made by our ECC. Only ECC members are allowed to vote on decisions made regarding executive compensation, and these votes generally take place during the “executive session” portion of our ECC meetings, when members of management are not present.

Our Board of Directors has determined that each member of our ECC is an “independent director,” as that term is defined in the NASDAQ Marketplace Rules. Our ECC does not currently have a charter.

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Nominating Committee.  Our Nominating Committee identifies and evaluates candidates for election as members of our Board of Directors and reports its findings. In seeking and evaluating prospective members of our Board of Directors, our Nominating Committee considers the nature and scope of our business activities, and the capacity of our Board of Directors to provide oversight and positive contributions in areas of particular significance to the long-term creation of stockholder value. Areas of experience and capability that our Nominating Committee particularly believes should be represented on our Board of Directors include finance and accounting, and technology related to our businesses. Our Nominating Committee believes that individual candidates should also demonstrate high levels of commitment, adequate availability to actively participate in our Board of Director’s affairs, and high levels of integrity and sensitivity to current business and corporate governance trends. Before recommending a candidate to our full Board of Directors, all members of our Nominating Committee will participate in meetings with the candidate, and our Nominating Committee will seek to arrange meetings between the candidate and other Board of Director members.

Candidates are typically identified by a member of our Board of Directors, and our Nominating Committee will consider individuals recommended by stockholders. A stockholder who wishes to recommend a candidate for consideration by the Nominating Committee should do so in writing addressed to the Nominating Committee Chairman at Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, NY 11747. Candidates recommended by stockholders will be considered according to the same standards of perceived Comtech need and potential individual contribution as are applied to candidates from other sources.

During fiscal 2007, our Nominating Committee held one meeting. Our Nominating Committee identified Mr. Paul as a candidate to fill the vacancy left by the retirement of Dr. George Bugliarello. Mr. Paul was recommended to the Nominating Committee by Mr. Kapelus who was familiar with Mr. Paul through prior professional dealings.

Our Board of Directors has determined that each member of our Nominating Committee is an “independent director,” as that term is defined in the NASDAQ Marketplace Rules. Our Nominating Committee’s Charter is available on our website at www.comtechtel.com, under the link for “Investor Relations.”

Executive Committee.  During fiscal 2007, our Executive Committee of our Board of Directors held one meeting. Except as limited by law, our Executive Committee has the authority to act upon all matters requiring Board of Director approval. Our Executive Committee’s primary function is to be available to take prompt action in circumstances in which it is impractical to convene a meeting of our Board of Directors to respond to unanticipated and time-sensitive matters.

Board of Directors Meetings

Our Board of Directors held twelve meetings during fiscal 2007, including regularly scheduled and special meetings. All of the incumbent directors attended or participated in more than 75% of the total number of Board of Directors meetings and the total number of meetings held by all committees of our Board of Directors on which each such director served, held during the periods in which the incumbent directors served on our Board of Directors and such committees.

Communications with Our Board of Directors

Stockholders may communicate with our Board of Directors or an individual Director by writing to us at Comtech Telecommunications Corp., Attention: Corporate Secretary, 68 South Service Road, Suite 230, Melville, NY 11747.

Annual Meeting Attendance

We have adopted a policy for attendance by our Board of Directors at our annual meeting of stockholders, which encourages directors, if practicable and time permitting, to attend our annual meeting of stockholders, either in person, by telephone or by other similar means of live communications (including video conference or webcast). All incumbent directors, who were serving as directors at the time, attended our 2006 Annual Meeting of Stockholders in person.

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CODE OF ETHICS

We have adopted a written Standards of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and to all of our other employees. These standards are a guide to help ensure that all our employees live up to our high ethical standards. A copy of the Standards of Business Conduct is maintained on our website at www.comtechtel.com under the link for “Investor Relations.”

We intend to post on our website, as required, any amendment to or waiver from any provision in our Standards of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

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COMPENSATION DISCUSSION AND ANALYSIS

Our ECC determines the compensation of all of our executive officers. This discussion and analysis focuses on our NEOs and should be read in conjunction with the Summary Compensation Table and other compensation tables in this Proxy Statement.

Objectives of Our Compensation Program for Named Executive Officers

The principal goals of our compensation program for executive officers are to help us to attract, motivate and retain the talent required to develop and achieve our strategic and operating goals, with a view to maximizing stockholder value. We intend for our executive officer compensation program to support our growth-oriented business strategy by motivating and rewarding management activities that create long-term stockholder value. Our key executive officer compensation objectives are to:

•	Attract and retain the key leadership talent required to successfully execute our business strategy;

•	Align executive pay with performance, both annual and long-term;

•	Ensure internal pay equity that reflects the relative contribution of each executive officer;

•	Strongly link the interests of executives to those of our stockholders and other key constituencies;

•	Keep our executive compensation practices transparent;

•	Comply with applicable rules and regulations; and

•	Administer executive compensation on a cost-effective and tax-efficient basis.

We seek to achieve these goals by placing a major portion of executives’ total compensation at risk, in the form of an annual bonus or non-equity incentive plan award and stock option awards. Bonuses are intended to reward achievement of non-specific financial and performance goals. Non-equity incentives reward the achievement of specific pre-set financial and performance goals. Stock options create compensation opportunities intended to align management’s long-term interests with those of our stockholders. Such cash and stock-based compensation components have been critical factors in attracting and retaining key employees and are intended to contribute to a high level of executive commitment to our business success.

Our ECC intends to assess performance of our NEOs in light of business conditions and based on the efforts and effectiveness of each individual NEO. Our ECC also intends to exercise judgment as to the appropriate sharing between management and stockholders of the benefits of our business success.

We also intend that the levels of compensation available to executive officers who successfully enhance stockholder value be fair internally as compared to each other and competitive in the marketplace. Our compensation program needs to be competitive so that we can retain our executive officers who have demonstrated their leadership, commitment, and overall worth to our organization. These executives may be sought by other firms, or may have other interests. A competitive program likewise is critical to our ability to attract new executives who share our values and commitment and who have demonstrated the abilities needed to potentially add value to us.

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Elements and Brief Description of Our Compensation Program for NEOs The table below lists the elements of our current compensation program for NEOs, and briefly explains the purpose of each element:

Element of Our Compensation Program	Brief Description	How This Element Promotes Our Objectives

Annual Compensation:
— Salary	Fixed annual compensation	Intended to be competitive with marketplace in order to aid in recruitment and retention

— Bonus	Opportunity to earn compensation for achieving non-specific financial and performance goals and one-time awards such as sign-on bonuses	Motivate and reward achievement of corporate objectives that enhance stockholder value

— Non-equity incentive plan compensation	Opportunity to earn performance-based compensation for achieving pre-set financial and performance goals	Motivate and reward achievement of annual operating objectives and other pre-set performance objectives that enhance stockholder value

Long-term Compensation:
— Stock options	Stock options, generally granted on an annual basis with vesting terms	Highly leveraged risk and reward aligned with creation of stockholder value; vesting terms promote retention

Other Compensation Elements:
— Retirement savings	Qualified 401(k) plan, including employer matching contribution, intended to encourage savings for retirement	Program available to all employees; vesting terms of matching contributions promote retention

— Severance payments and benefits	Payments and benefits provided to our CEO and COO upon termination of employment in specified circumstances	Competitive employment agreement terms are intended to help retain our CEO and COO

— Severance payments and benefits after a change-in-control	Payments and benefits upon termination of an executive’s employment in specified circumstances, generally within one year after a change-in-control	Intended to provide financial security to attract and retain executives under disruptive circumstances, such as a change-in-control, and to encourage management to identify, consider and pursue transactions that would benefit stockholders, but that might adversely impact management

— Benefits	Health, life and disability benefits	Facilitate recruitment and retention

— Perquisites	Modest personal benefits, such as automobile allowance	Intended to recognize senior employee status and provide additional compensation to executives at a relatively low cost

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 In addition to these elements, we currently utilize certain policies and practices as follows:

Employment Agreements.  We have employment agreements with our two most senior NEOs, our CEO and COO. Our practice of providing employment agreements to our two most senior executives is intended to promote careful and complete documentation and understanding of employment terms, prevent uncertainty regarding those terms, promote good disclosure of those terms, help meet regulatory requirements under tax laws and other regulations, and discourage frequent renegotiation of the employment terms. We recognize that such agreements can limit our ability to change certain employment and compensation terms or conditions. However, in our recent renegotiation of these employment agreements, the executives agreed to a number of changes to the agreements that benefited our Company but were disadvantageous to the executives. The employment agreements also include significant contractual restrictions intended to protect our business, particularly after termination of the executive’s employment. These business protections include obligations not to compete, not to hire away our employees, not to disparage us, and not to reveal confidential information. The terms and conditions of the employment agreements for our CEO and COO are summarized below under the captions “Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Termination and Change-in-Control Payments.”

Currently, we do not have employment agreements with NEOs other than our two most senior officers. This results from our decision to rely on a relatively straight-forward compensation program focused on our executive officers’ opportunity to share in the success of our fast-growing business as our means to attract and retain employees. In addition, we rely on our history of fair treatment of executives as a basis for not entering into employment agreements, other than with the CEO or COO.

Policies Regarding Hedging. We have a policy that precludes executives from short selling or buying exchange-traded put options or call options, without the advance approval of our ECC. We restrict these transactions because they could serve to “hedge” the executive’s risk of owning our stock and otherwise represent highly speculative transactions with respect to our stock. We recognize that our executives may sell shares from time to time in the open market to realize value from their share-based compensation to meet financial needs and diversify their holdings. All such transactions are required to comply with our insider trading policy.

Equity Award Grant Practices.  Our practice in recent years has been to grant stock options to NEOs within the first few business days of August, just after the beginning of our fiscal year. Our ECC typically meets on the date of grant and grants options with an exercise price equal to 100% of fair market value at that date, defined as the closing price of our Common Stock on the grant date.

Determination of Compensation Amounts for NEOs

In general, our ECC intends that the total compensation opportunity for an executive will be competitive with market levels of compensation. In the past, our ECC has considered compensation information relating to competitive companies in order to gauge the market for executive talent in which we compete. Our ECC does not benchmark executive compensation to market levels and has not obtained formal benchmarking studies in several years. Rather, our ECC sets pay opportunities for specific individuals based on the skills, experience, long-term performance of the individual, and assessments with respect to the individual’s ability to add value to our Company. Actual total compensation in a given year will vary upward or downward based primarily on the attainment of operating goals and the creation of stockholder value.

Our Company has experienced substantial growth and success over the past several years. One effect of this has been a conservative approach on the part of our ECC toward changing the structure of the program and the forms of awards under the program. High levels of performance have resulted in the performance-based elements of the program – annual incentives and stock options – delivering a majority of compensation, with fixed portions of compensation – salary in particular – representing a smaller portion of compensation than would have been the case had our Company experienced slower growth or lower levels of performance. Our ECC is satisfied that this allocation of compensation both reflects the success of our Company and serves to encourage such success, and has permitted the allocation among salary, annual incentive, and stock options to shift to a heavier weighting toward annual incentives and stock options in recent years.

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Base Salary.  Base salaries paid to our executive officers are intended to be generally competitive with those paid to executives holding comparable positions in the marketplace. However, our ECC has considered the performance of our Company or the applicable operating subsidiary or subsidiaries in setting salaries for each position. Our ECC reviews base salaries each year, and makes upward adjustments to the previous level of base salary based on the ECC’s assessment of the executive officer’s individual performance, taking into consideration the operating and financial performance of our Company’s operations for which the executive is responsible. These adjustments involve a degree of subjective judgment on the part of our ECC.

Bonuses and Non-equity Incentive Plan Awards. Annual cash bonuses are intended to motivate and reward achievement of corporate objectives by creating the potential to earn compensation for achieving non-specific financial and performance goals and also include certain one-time awards such as sign-on bonuses. Non-equity incentive plan compensation is intended to motivate and reward achievement of annual operating objectives and other pre-set performance objectives that enhance stockholder values. Non-equity incentive plan compensation is paid to executive officers who are subsidiary presidents pursuant to annually developed incentive compensation plans (the “Incentive Compensation Plan”). Under the Incentive Compensation Plan, these officers receive compensation up to a fixed percentage of each applicable subsidiary’s or subsidiaries’ pre-tax income each year, subject to the attainment of financial performance goals (such as operating profit, new orders and cash flow) and personal performance targets that are developed by our CEO and COO and approved by our ECC. Our ECC sets final goals after considering the budget submitted for any given year.

The non-equity incentive plan compensation for our CFO is based on our ECC’s subjective assessment of our CFO’s performance, with significant input from our CEO and COO. While the level of pre-tax income is one consideration, the non-equity incentive plan award payable to our CFO is not directly linked to pre-tax income. This is a reflection of the fact that our CFO plays a significant role in the integrity and oversight of our financial reporting, so that his incentives to perform well in that role should not solely be tied to the reporting of positive news.

Non-equity incentive plan compensation payable to our CEO and COO are based on the terms of their employment agreements and on amounts as our ECC may from time to time determine. For fiscal 2007 and fiscal 2008, our ECC has exercised this authority by granting cash-based incentive awards payable under our 2000 Stock Incentive Plan.

We use “pre-tax income” as a primary financial performance measure for determining the amount of annual incentive awards to pay to our NEOs, other than the CFO. We view pre-tax income as an effective measure of the overall success of executive officers in guiding and growing our business. This performance measure has been in use by our Company for a number of years for both business planning purposes and in determining annual non-equity incentive plan compensation, during which period we have experienced outstanding growth.

Pre-tax income, for this purpose, is not the same as the pre-tax income determined under U.S. Generally Accepted Accounting Principles (“GAAP”). For fiscal 2007 and fiscal 2008, the pre-tax income measure has been adjusted to eliminate the effects of: i) stock-based compensation recorded pursuant to Statement of Financial Accounting Standards (“SFAS”) 123(R), ii) the amortization of newly acquired intangibles with finite lives, iii) any adjustment required by the adoption of new accounting standards, iv) certain costs associated with exit or disposal activities, and v) the write-off of purchased in-process research and development expense, and impairment loss on goodwill.

Pre-tax income is not the sole performance metric we consider in awarding annual incentives, however. Our ECC also considers other factors, such as stock price performance and individual performance of the executive officer. Our ECC then makes a determination of the amount of annual incentive to be paid to the executive officer, up to a maximum level calculated as a pre-set percentage of pre-tax income.

In the case of our CEO, COO and CFO, this determination involves the exercise of subjective judgment on the part of our ECC. Our ECC believes that its ability to exercise judgment in determining annual incentive awards is advantageous as compared to establishing a precise formula for calculating incentives which limits flexibility in determining the final amount payable.

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We considered the following in determining the amount of non-equity incentive plan awards for each NEO:

Our CEO’s Fiscal 2007 Non-Equity Incentive Plan Award - The employment agreement in effect for fiscal 2007 entitled our CEO to receive a non-discretionary annual incentive payment, not to exceed his base salary, equal to 3.5% of our pre-tax income, plus such additional amounts of compensation as our ECC may determine at its discretion.

In determining the additional amounts of compensation for fiscal 2007, our ECC utilized the formula of 3.5% of pre-tax income as a general guideline for determining the total amount of annual incentive payable to our CEO. In using this guideline, our ECC has sought to reward our CEO for his efforts in growing our business. Since the beginning of our 1998 fiscal year, our stock price has grown by approximately 4,400% through the end of the 2007 fiscal year.

In applying this general guideline for fiscal 2007, the total amount anticipated to be payable to our CEO (including the base salary, non-discretionary payments and additional amounts of compensation) was expected to be in excess of $1 million and would not have been fully tax deductible by our Company under Internal Revenue Code Section 162(m). Accordingly, in December 2006 we amended our 2000 Stock Incentive Plan, with the approval of stockholders, to add an authorization for cash incentive awards that could qualify as “performance-based compensation” under Code Section 162(m) and therefore remain fully tax deductible by our Company.

As disclosed in our 2006 Proxy Statement, our ECC granted a cash-incentive award to our CEO for fiscal 2007 based on pre-tax income. In determining the annual incentive formula, the annual incentive award would be reduced by the non-discretionary annual incentive payment payable under his employment contract so that, in the aggregate, the total non-equity incentive compensation did not exceed 3.5% of pre-tax income for our CEO.

Our ECC recognizes, however, that given current levels of pre-tax income, payment of a simple percentage of pre-tax income could result in a substantial payment even though year-over-year results might be unfavorable. For this reason, our ECC takes into account other aspects of our performance in determining whether and how much to pay as the final cash incentive award.

For fiscal 2007, our ECC took into account, among other things, our record net sales of $445.7 million in fiscal 2007 (an increase of 13.8% over the previous record achieved in fiscal 2006), record diluted earnings per share of $2.42 (an increase of 40.7% over the previous record achieved in fiscal 2006), and other corporate performance measures. Our ECC also considered elements of our business important for our future success, including progress in product development and research and development and management of our corporate growth. One-, three-, five- and ten-year total stockholder return, annualized, as of the end of the 2007 fiscal year was 57%, 49%, 60% and 46%, respectively, a reflection of this strong performance. Accordingly, our ECC did not exercise its discretion to reduce the level of discretionary annual incentive payouts based on performance considerations.

After considering all of the above, our ECC approved total non-equity incentive plan compensation of $3,766,260 for our CEO which consists of $625,000 payable under our CEO’s employment contract and an additional amount of $3,141,260 payable as a cash-incentive award pursuant to our 2000 Stock Incentive Plan.

Our COO’s Fiscal 2007 Non-Equity Incentive Plan Award  -  The employment agreement in effect for fiscal 2007 entitled our COO to receive a non-discretionary annual incentive payment, not to exceed his base salary, equal to 1.5% of our pre-tax income, plus such additional amounts of compensation as our ECC may determine at its discretion.

We structured the additional amounts of compensation for fiscal 2007 in a way similar to that of our CEO, except the specified percentage of pre-tax income was 1.5%. In determining the additional amount of compensation payable, our COO requested that the payout be reduced with the amount of such reduction reallocated to our overall company bonus pool.

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After considering our financial performance (in the same manner as considered for our CEO) and its positive assessment of  the individual performance of our COO, our ECC approved total non-equity incentive plan compensation of $1,289,943 for our COO which consists of $370,000 payable under our COO’s employment contract and an additional amount of $919,943 (net of a reallocation to other employees of $291,000) payable as a cash-incentive award pursuant to our 2000 Stock Incentive Plan.

Our CFO’s Fiscal 2007 Non-Equity Incentive Plan Award - Our ECC approved a discretionary non-equity incentive plan award of $400,000 to our CFO based on his performance in fiscal 2007. In exercising its discretion, the ECC took into account the positive assessment of our CFO’s performance by our CEO and COO, as well as its own positive assessment arising out of our CFO’s direct interactions with our Board of Directors. The level of the award, representing 154% of base salary, was intended to recognize our CFO’s accomplishments in fiscal 2007 in developing the finance department to keep pace with our Company’s rapid growth, and in meeting other challenges resulting from such growth and rapidly changing accounting and corporate governance requirements.

Other NEOs’ Fiscal 2007 Non-Equity Incentive Plan Awards  - Annual incentives for other NEOs are calculated based on the pre-tax incomes of the operations for which they each are responsible, but such amounts become payable only if pre-set performance goals have been met. These performance goals were developed by our CEO and COO and approved by our ECC. For each of these executives, four performance goals were specified: operating profit, free cash flows, new orders, and personal goals relating to the operations under the executive’s supervision. We set these specific performance goals to focus their performance on factors that are important to the success of the businesses they oversee. As discussed below, under the caption “Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table,” our ECC approved fiscal 2007 non-equity incentive plan awards of $800,000 for the President of Comtech EF Data Corp. and $377,408 for the President of Comtech Systems, Inc.

Long-Term Incentives. We provide a substantial portion of compensation to our executive officers as long-term incentive compensation, through annual grants of stock options under our 2000 Stock Incentive Plan. The stock options align the executives’ interests with those of our stockholders by providing each executive with an opportunity to share in the appreciation of the value of our Common Stock. Options are granted with an exercise price equal to market price on the date of grant.

The level of annual grants of stock options, for each respective NEO, has been determined by our ECC in its discretion, on a subjective basis. The vesting terms of the stock options, requiring three years of service in order to fully vest and with 50% of the options vesting at the end of the third year, provide a strong inducement for our executive officers to remain in long-term service to our Company. Our ECC generally values the options as a component of total compensation based on the Black-Scholes fair value calculated for purposes of SFAS 123(R). This amount for options granted in fiscal 2007 is reflected in the Grants of Plan-Based Awards table, below.

Our ECC values options as a component of compensation when the options are being granted. The in-the-money value of unvested options represents one of our strongest tools for retention of executives; however, our ECC does not alter the level of its grants based on the built-up value of previously granted options or value realized by executives by exercising previously granted options. When executives experience a build-up in value of options as a result of increasing market prices of stock, the benefits are aligned with the return experienced by stockholders. Conversely, historically we have not issued increased numbers of options when the build-up in value of previously granted options was modest or previously granted options were underwater.

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Changes to Employment Agreements in Fiscal 2008

Effective with fiscal 2008, we have agreed with our CEO and COO to certain changes to their employment agreements. We agreed to increase base salaries under the employment agreements for our CEO from $625,000 to $675,000 per year and for our COO from $370,000 to $385,000 per year. The increase in salary for our CEO was authorized at a level exceeding the usual merit increase, in part, in view of the fact that our CEO’s rights to perquisites for financial planning services under the revised agreement were reduced by $35,000 per year.

In connection with these changes, our CEO and COO agreed to modify the annual incentive provisions of their employment agreements. Each agreed to reduce the formula for annual incentive, from 3.5% of pre-tax income to 3.0% of pre-tax income in the case of our CEO and from 1.5% of pre-tax income to 1.0% of pre-tax income in the case of our COO. We sought this change in view of the growth in absolute levels of our pre-tax incomes due to sustained corporate performance, which in fact is attributable in large measure to the leadership of our management team.

In addition, our CEO agreed to limit the amount of the non-discretionary annual incentive provided under his agreement to an amount that does not cause us to lose a tax deduction under Section 162(m) of the Internal Revenue Code. This modification potentially will save taxes while effectively putting a greater portion of his annual incentive at risk based on our ECC’s discretion. Our COO also agreed to structure his annual incentive mandated by the employment agreement in the same way. However, because the previous cap on his mandated annual incentive was equal to one times salary and his salary was less than $500,000, the new limit providing that salary plus annual incentive under the agreement will not exceed the $1 million limit specified under Code Section 162(m) in effect increases the portion of his annual incentive potentially payable under the contract. This is offset by the 33% reduction in the rate specified in his annual incentive formula.

Other changes to the employment agreements are described below under the captions “Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Termination and Change-in-Control Payments.”  Such changes were primarily intended to clarify the provisions and respond to changes in accounting and tax rules, particularly to meet the requirements of Section 409A of the Internal Revenue Code regulating post-termination payments.

Our Severance and Change-in-Control Policies

Severance protection is provided to our CEO and COO under the terms of their employment agreements, and to the other NEOs under change-in-control agreements which became effective in fiscal 2008. These protections are designed to be fair and competitive, to aid in attracting and retaining experienced executives.

With respect to terminations prior to a change-in-control, the employment agreements provide for severance payments if termination is by us without cause, but the other NEOs are not covered by contract terms or a severance policy for any pre-change-in-control termination. This reflects our judgment that, for the two most senior executive officers, an employment agreement providing them with severance and related protections in the event we terminate their employment without cause is advantageous to us in that the agreement encourages their long-term retention and provides us with strong business protection covenants, including non-competition covenants. The employment agreements provide that severance payments are increased should the executive be terminated without cause or terminate (at his election in the case of our CEO or for good reason in the case of our COO) within a specified period of one or two years after a change-in-control.

The change-in-control agreements likewise provide for severance payments upon a termination by us without cause or by the executive for good reason in the 12-month period after a change in control. This protection provides a number of important benefits to us. First, it permits an executive to evaluate a potential change in control transaction while relatively free of concern for his or her own situation, minimizing the conflict between his or her own interests and those of our stockholders. Second, change-in-control transactions take time to unfold, and a stable management team can help to preserve our operations in order to enhance the value delivered to the buyer – and thus the price paid to our stockholders – from a transaction. Or, if a transaction falls through, keeping our management team intact can help us to continue our business without undue disruption. None of these agreements provides for a gross-up payment for any excise taxes.

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Our stock option plans provide for acceleration of vesting upon a change-in-control, but in circumstances in which the options will be assumed without diminished value and be exercisable for a public company’s stock, our ECC can determine that the vesting of the options will not accelerate.

We believe that the potential cost of executive change-in-control severance payments and accelerated vesting of stock options, as a percentage of any potential transaction price, would be well within the range of reasonable industry practice, and represents an appropriate cost relative to the benefits to us and our stockholders.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code subjects public companies to limits on the deductibility of certain executive compensation. It limits our tax deductions for compensation paid in excess of $1 million per year to each person who is, at the end of the fiscal year, the CEO or one of the three other most highly compensated officers listed in the Summary Compensation Table, but excluding the CFO. Certain forms of compensation are exempt from this deductibility limit, one of which is qualifying “performance-based compensation.”

We believe that, except for a portion of the non-discretionary bonus paid to our CEO for fiscal 2007 performance, annual incentives paid with respect to fiscal 2007 performance and compensation resulting from stock options granted in fiscal 2007 should be deductible without limitation under Section 162(m). Certain taxable fringe benefits paid to our CEO for fiscal 2007 also were non-deductible by us under Section 162(m).

Our ECC retains authority and discretion to authorize compensation that may be non-deductible, and may do so in circumstances in which it concludes that payment of such compensation serves to enhance our Company’s ability to attract, retain and appropriately reward executives and therefore is in the best interests of our Company and its stockholders.

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EXECUTIVE COMPENSATION The table below provides information concerning the compensation of our NEO’s for the fiscal year ended July 31, 2007. Summary Compensation Table for Fiscal 2007

Name and Principal Position	Salary	Bonus	(1) Option Awards	Non-Equity Incentive Plan Compensation	(2) All Other Compensation	Total

Fred Kornberg Chairman, Chief Executive Officer and President	$625,000	—	$1,406,906	$3,766,260	$97,403	$5,895,569

Robert G. Rouse Executive Vice President and Chief Operating Officer	370,000	—	586,917	1,289,943	21,786	2,268,646

Michael D. Porcelain Senior Vice President and Chief Financial Officer	260,000	—	276,000	400,000	14,537	950,537

Richard L. Burt Senior Vice President; President of Comtech Systems, Inc.	335,000	—	390,205	377,408	11,880	1,114,493

Robert L. McCollum Senior Vice President; President Comtech EF Data Corp.	355,000	—	332,374	800,000	25,846	1,513,220

(1)
These amounts reflect the amount of expense we recognized for financial statement reporting purposes for fiscal 2007, in accordance with SFAS 123(R), for stock options, without regard to estimated forfeitures of such options. These amounts include expense from options granted in fiscal years 1998 through 2006 which remained unvested at any time in fiscal 2007, as well as the options granted during fiscal 2007. Assumptions used in the calculation of these amounts for options granted in the 2005, 2006 and 2007 fiscal years are discussed in Note 1(j) to our audited financial statements for the fiscal year ended July 31, 2007, included in our Annual Report on Form 10-K filed with the SEC on September 19, 2007. For assumptions used in the calculation of expense for options granted prior to fiscal 2005, refer to the note relating to the stock-based compensation in the Form 10-K for the respective year-end.

(2)
The table below shows the items comprising “All Other Compensation”, which include our matching contributions for each NEO participating in our 401(k) plan, premiums for term life insurance for NEOs paid directly by us, automobile allowances, financial planning services and unused vacation time paid out by us.

Name	401(k) Matching Contribution	Term Life Insurance	Automobile Allowance	Financial Planning Services	Unused Vacation Time Paid Out	Total “All Other Compensation”

Fred Kornberg	$2,000	$24,579	$2,792	$38,212	$29,820	$97,403
Robert G. Rouse	2,000	758	2,798	—	16,230	21,786
Michael D. Porcelain	2,000	594	—	—	11,943	14,537
Richard L. Burt	2,000	9,880	—	—	—	11,880
Robert L. McCollum	2,000	4,192	6,000	—	13,654	25,846

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GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2007

		(1) Estimated Future Payouts Under Non-Equity Incentive Plan Awards			(2) All Other Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Fred Kornberg	Oct. 9, 2006	N/A	$2,812,533 (3)	N/A	—	—	—
	Aug. 1, 2006	—	—	—	120,000	$26.90	$1,264,761

Robert G. Rouse	Oct. 9, 2006	N/A	1,189,903 (3)	N/A	—	—	—
	Aug. 1, 2006	—	—	—	50,000	26.90	526,984

Michael D. Porcelain (4)	Aug. 1, 2006	N/A	N/A	N/A	25,000	26.90	263,492

Richard L. Burt	Oct. 9, 2006	N/A	273,880 (3)	N/A	—	—	—
	Aug. 1, 2006	—	—	—	20,000	26.90	210,794

Robert L. McCollum	Oct. 9, 2006	N/A	1,257,451 (3)	N/A	—	—	—
	Aug. 1, 2006	—	—	—	15,000	26.90	158,095

(1)
As required by SEC proxy disclosures rules, the target levels shown above represent the amounts that would have been payable for fiscal 2007 assuming the applicable pre-tax income or incomes were the same as achieved in fiscal 2006. The actual payouts for fiscal 2007 for non-equity incentive plan awards are reflected in the Summary Compensation Table for Fiscal 2007 under the column “Non-Equity Incentive Plan Compensation.” The awards for Messrs. Kornberg, Rouse and McCollum, were granted under our 2000 Stock Incentive Plan, and as applicable, Messrs. Kornberg and Rouse’s employment agreements.

(2)
Each option granted to NEOs in fiscal 2007 vests as to 25% of the underlying shares on each of the first and second anniversaries of the grant date, and as to the remaining 50% of the underlying shares on the third anniversary of the grant date. The options granted are subject to accelerated vesting in the event of a change-in-control. Prior to August 1, 2007, the options granted to Mr. Kornberg were subject to accelerated vesting and a right to compel us to cash-out the option in the event of termination of his employment by us without cause or termination of employment by either party in certain cases after a change-in-control. Mr. Kornberg’s new employment agreement does not provide for an option cash-out right.

(3)
This non-equity incentive award was payable as a percentage of pre-tax income of our Company or certain of its subsidiaries, subject to certain adjustments. The awards for Messrs. Kornberg, Rouse, Burt and McCollum did not have any thresholds or maximums.

(4)	The award to Mr. Porcelain did not have any threshold, target or maximum.
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Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table

The following provides background information to give a better understanding of the compensation amounts shown in the Summary Compensation Table and Grants of Plan-Based Awards Table above.

Fred Kornberg

Employment Agreement

We employ Mr. Kornberg on terms specified in his employment agreement which, during fiscal 2007, had terms pursuant to an amendment and restatement in June 2003. As in effect in fiscal 2007, the agreement provided for Mr. Kornberg’s employment until July 31, 2008; provided, however, that the employment period would be automatically extended for successive two-year periods unless either party had given notice of non-extension to the other at least six months in advance of the scheduled termination date. The base salary under the agreement for fiscal 2007 had been set by our ECC at $625,000 per annum. The agreement permitted base salary to be increased from time to time by our ECC. The agreement also provided for incentive compensation, in an amount not to exceed the base salary, equal to 3.5% of our Company’s pre-tax income, plus such additional amounts as our ECC may from time to time determine. The agreement also called for our Company to pay for term life insurance in the amount of five times base salary (but not less than $2.5 million), to reimburse Mr. Kornberg for financial planning services and, for Mr. Kornberg to participate in our benefit plans and programs for executives. The agreement also provided that our Company would pay Mr. Kornberg’s reasonable attorney’s fees and disbursements in any action to enforce provisions of the agreement. Termination provisions of this agreement are described under the caption “Potential Termination and Change-in-Control Payments” below.

Mr. Kornberg’s employment agreement includes covenants for the protection of our business, including a non-competition covenant and a prohibition on soliciting or hiring our employees, that remain in effect for two years following termination of employment (whether before or after a change-in-control). The agreement also restricts his use and disclosure of confidential information and obligates him not to disparage us following termination of employment.

In September 2007, we entered into a revised employment agreement with Mr. Kornberg. The new agreement provides that his base salary will be $675,000 per year, and the annual incentive payable under the agreement will be 3.0% of pre-tax income, capped at an amount which, when combined with base salary expected to be payable in the same year, will not exceed $1 million. The agreement calls for our Company to provide an automobile or automobile allowance at levels comparable to those provided in fiscal 2007 and term life insurance in an amount of five times base salary, but not less than $3.5 million. The agreement also provides that Mr. Kornberg will participate in our benefit plans and programs for executives, and that we would pay his reasonable attorney’s fees and disbursements in any action to enforce provisions of the agreement. The new agreement contains the same non-competition and related covenants for the protection of our business as were in Mr. Kornberg’s old agreement, as described above.

Non-Equity Incentive Plan Compensation

The amounts shown in the two tables above as Non-Equity Incentive Plan Compensation result from cash-based annual incentive awards to Mr. Kornberg including amounts payable as a discretionary cash incentive award under our 2000 Stock Incentive Plan and a mandatory amount payable under the terms of Mr. Kornberg’s employment agreement.

In aggregate, the non-equity incentive plan compensation was payable based on 3.5% of our pre-tax income (as defined and discussed above under the caption “Compensation Discussion and Analysis”) in fiscal 2007. Under this formula, there is no designated “target” or “threshold” or “maximum” payout level. The target level shown in the Grants of Plan-Based Awards table represents the amount that would have been payable for fiscal 2007 assuming pre-tax income for the year was the same as achieved in fiscal 2006 (as required under SEC proxy disclosure rules). Our ECC did not exercise its discretion to reduce the level of annual incentive payouts based on performance considerations.

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Robert G. Rouse

Employment Agreement

We employ Mr. Rouse on terms specified in his employment agreement which, during fiscal 2007, had terms pursuant to an amendment and restatement in June 2003. As in effect in fiscal 2007, the agreement provided for Mr. Rouse’s employment until July 31, 2007; provided, however, that the employment period would be automatically extended for successive one-year periods unless either party had given notice of non-extension to the other at least six months in advance of the then scheduled expiration date, and accordingly the agreement automatically extended through July 31, 2008. No notice had been given with respect to the July 31, 2007 scheduled expiration date. The base salary under the agreement for fiscal 2007 had been set by our ECC at $370,000 per annum. This base salary could be increased from time to time by our ECC. The agreement also provided for incentive compensation, in an amount not to exceed the base salary, equal to 1.5% of our Company’s pre-tax income, plus such additional amounts as our ECC may from time to time determine. The agreement also called for our Company to pay for term life insurance in the amount of three times base salary (but not less than $1 million), and provided for Mr. Rouse to participate in our benefit plans and programs for executives. Termination provisions of this agreement are described under the caption “Potential Termination and Change-in-Control Payments” below.

Mr. Rouse’s employment agreement includes covenants for the protection of our business, including a non-competition covenant and a prohibition on soliciting or hiring our employees, that remain in effect for one year following termination of employment (whether before or after a change-in-control). The agreement also restricts his use and disclosure of confidential information and obligates him not to disparage us following termination of employment.

In September 2007, we entered into a revised employment agreement with Mr. Rouse. The new agreement provides that his base salary will be $385,000 per year, and the annual incentive payable under the agreement will be 1.0% of pre-tax income, capped at an amount which, when combined with base salary expected to be payable in the same year, will not exceed $1 million. The agreement provides for Mr. Rouse to participate in all employee benefit plans maintained by us for senior management and to receive all fringe benefits and perquisites generally provided by us to members of senior management. The new agreement contains the same non-competition and related covenants for the protection of our business as were in Mr. Rouse’s old agreement, as described above.

Non-Equity Incentive Plan Compensation

The amounts shown in the two tables above as Non-Equity Incentive Plan Compensation result from cash-based annual incentive awards to Mr. Rouse including amounts payable as a discretionary cash incentive award under our 2000 Stock Incentive Plan and a mandatory amount payable under the terms of Mr. Rouse’s employment agreement.

In aggregate, the non-equity incentive plan compensation was payable based on 1.5% of our pre-tax income (as defined and discussed above under the caption “Compensation Discussion and Analysis”) in fiscal 2007. Under this formula, there is no designated “target” or “threshold” or “maximum” payout level. The target level shown in the Grants of Plan-Based Awards table represents the amount that would have been payable for fiscal 2007 assuming pre-tax income for the year was the same as achieved in fiscal 2006 (as required under SEC proxy disclosure rules).

The final annual incentive award amount was further adjusted by our ECC. Our ECC consulted with Mr. Rouse regarding his annual incentive award for fiscal 2007 and he asked the ECC to consider making a downward adjustment to his annual incentive so that the amounts not paid due to this adjustment could be reallocated to other employees’ fiscal 2007 bonuses. Our ECC reduced Mr. Rouse’s final annual incentive amount by $291,000 for this purpose.

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Michael D. Porcelain

Non-Equity Incentive Plan Compensation

The amount shown as non-equity incentive plan compensation paid to Mr. Porcelain was determined by our ECC, based on an assessment of his performance (including significant input from our CEO and COO). While the level of pre-tax income is one consideration, the amount awarded to our CFO is not directly linked to pre-tax income. This is a reflection of the fact that our CFO plays a significant role in the integrity and oversight of our financial reporting, so that his incentives to perform well in that role should not solely be tied to the reporting of positive news.

Richard L. Burt

Non-Equity Incentive Plan Compensation

The annual incentive payable to Mr. Burt, who is a subsidiary president, was payable under a pre-set cash incentive award. The target level shown for Mr. Burt in the Grants of Plan-Based Awards table represents the amount that would have been payable for fiscal 2007 assuming pre-tax income for the year was the same as achieved in fiscal 2006 for the operations he was responsible for. The applicable performance goals were developed by our CEO and COO and approved by our ECC. For Mr. Burt, the cash incentive award authorized for fiscal 2007 was to equal 2.25% of the pre-tax income for target level performance with respect to four factors: operating profit, free cash flows, new orders, and personal goals relating to the operations under Mr. Burt’s supervision. The maximum annual incentive would be 3.09% of such pre-tax profit. The same adjustment items apply to this pre-tax income as described above under the caption “Compensation Discussion and Analysis”. Under the pre-set terms of the performance goals, actual performance resulted in achievement at a rate of 74.01%, so that, as a preliminary calculation, the annual incentive was potentially earned at a rate of 1.67% of the specified pre-tax profit, which figure was used to determine the final 2007 annual incentive payable to Mr. Burt. Our ECC did not exercise its discretion to reduce the level of annual incentive payouts based on performance considerations.

Robert L. McCollum

Non-Equity Incentive Plan Compensation

The annual incentive payable to Mr. McCollum, who is a subsidiary president, was payable under a pre-set cash incentive award. The target level shown for Mr. McCollum in the Grants of Plan-Based Awards table represents the amount that would have been payable for fiscal 2007 assuming pre-tax income for the year was the same as achieved in fiscal 2006 for the operations he was responsible for. The applicable performance goals were developed by our CEO and COO and approved by our ECC. For Mr. McCollum, the cash incentive award authorized for fiscal 2007 was to equal 2.00% of pre-tax income for target level performance with respect to four factors: operating profit, free cash flows, new orders, and personal goals relating to the operations under Mr. McCollum’s supervision. The maximum annual incentive would be 2.75% of such pre-tax profit. The same adjustment items apply to this pre-tax income as described above under the caption “Compensation Discussion and Analysis”. Under the pre-set terms of the performance goals, actual performance resulted in achievement at a rate of 91.45%, so that, as a preliminary calculation, the annual incentive was potentially earned at a rate of 1.83% of the specified pre-tax profit, which figure was used to determine the final 2007 annual incentive payable to Mr. McCollum. Our ECC consulted with Mr. McCollum regarding his annual incentive award for fiscal 2007. He asked our ECC to consider making a downward adjustment to his annual incentive so that the amounts not paid due to this adjustment could be reallocated to other employees’ fiscal 2007 bonuses. Our ECC reduced Mr. McCollum’s final annual incentive amount by $85,000 for this purpose.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – FISCAL 2007

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Grant Date (1)	Option Exercise Price ($)	Option Expiration Date

Fred Kornberg	—	120,000	8/1/2006	$26.90	8/1/2011
	26,250	78,750	8/2/2005	35.90	8/2/2010
	—	94,500	8/2/2004	13.19	8/2/2014
	—	63,000	8/4/2003	11.67	8/4/2013
	—	31,500	8/6/2002	3.58	8/6/2012

Robert G. Rouse	—	50,000	8/1/2006	26.90	8/1/2011
	11,250	33,750	8/2/2005	35.90	8/2/2010
	23,500	36,000	8/2/2004	13.19	8/2/2014
	—	24,000	8/4/2003	11.67	8/4/2013
	—	18,000	8/6/2002	3.58	8/6/2012

Michael D. Porcelain	—	25,000	8/1/2006	26.90	8/1/2011
	5,250	15,750	8/2/2005	35.90	8/2/2010
	1,563	15,525	8/2/2004	13.19	8/2/2014
	3,045	9,000	8/4/2003	11.67	8/4/2013
	9,197	—	3/14/2002	5.73	3/14/2012

Richard L. Burt	—	20,000	8/1/2006	26.90	8/1/2011
	7,500	22,500	8/2/2005	35.90	8/2/2010
	24,000	36,000	8/2/2004	13.19	8/4/2014
	22,500	22,500	8/4/2003	11.67	8/4/2013
	22,500	11,250	8/6/2002	3.58	8/6/2012
	6,750	—	8/7/2001	6.33	8/7/2011
	10,125	—	12/12/2000	5.06	12/12/2010

Robert L. McCollum	—	15,000	8/1/2006	26.90	8/1/2011
	—	15,000	8/2/2005	35.90	8/2/2010
	—	36,000	8/2/2004	13.19	8/2/2014
	—	22,500	8/4/2003	11.67	8/4/2013
	—	9,000	8/6/2002	3.58	8/6/2012
	—	67,500	1/14/1998	1.33	1/14/2008

(1)
Each option granted since August 1, 2005 vests as to 25% of the underlying shares on each of the first and second anniversaries of the grant date, and as to the remaining 50% of the underlying shares on the third anniversary of the grant date. Each option granted prior to August 1, 2005 vests as to 20% of the underlying shares on each of the first five anniversaries of the grant date, with the exception of the stock option granted to Mr. McCollum on January 14, 1998, which vests 30 days prior to the option expiration date. The options granted are subject to accelerated vesting in the event of a change-in-control, and until July 31, 2007, the options granted to Mr. Kornberg were subject to a right to compel us to cash out the option in the event of termination of his employment by us without cause or  termination of employment by either party after a change-in-control.

23

OPTION EXERCISES – FISCAL 2007

	OPTION AWARDS

Name of Executive Officer	Number of Shares Acquired on Exercise	(1) Value Realized on Exercise

Fred Kornberg	230,600	$7,336,248
Robert G. Rouse	110,000	3,868,560
Michael D. Porcelain	25,000	817,664
Richard L. Burt	—	—
Robert L. McCollum	94,250	2,969,483

(1)
Amounts reflect the difference between the exercise price of the options and the market value of the shares acquired upon exercise at the time of exercise. Market value is based on the actual selling price of shares sold by the NEO on the date of exercise or, if no shares were sold that day, on the closing price on the NASDAQ.

POTENTIAL TERMINATION AND CHANGE-IN-CONTROL PAYMENTS

We have entered into employment agreements with our CEO and COO. In September 2007, we amended and restated these employment agreements. We describe the terms of these agreements that provide for compensation while the executives remain in service to us above under the caption “Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table.” Termination provisions of these agreements are described below. We do not have employment agreements with the other NEOs but, in September 2007, we entered into change-in-control agreements with the other NEOs providing for severance payments upon certain terminations triggered by a change-in-control or during the year following a change-in-control.

Under his employment agreement as in effect in fiscal 2007, we could terminate our CEO’s employment due to his disability or for cause. Such termination would have ended our obligation to pay salary and further annual incentive, except in the case of a termination resulting from disability his mandatory annual incentive (3.5% of pre-tax income up to an amount equal to base salary) would be paid as a “part-year annual incentive” in an amount based on the level of pre-tax income in the year of termination through the end of the fiscal quarter preceding the date of termination. The agreement did not authorize us to terminate his employment without cause or authorize our CEO to terminate his employment voluntarily before a change-in-control. If, before a change-in-control, we had breached the agreement by terminating him without cause, we would have owed him an amount equal to 85% of his base salary payable through the end of the term (July 31, 2008) and his mandatory annual incentive for the year of termination, and our CEO would have had an “option cash-out right” allowing him to require us to cash out any options, including previously unvested options, based on the average market price of our stock over a 30-trading day period. A voluntary termination by our CEO before a change-in-control would have breached the agreement, but no specific remedies in favor of our Company are specified in the agreement. After a change-in-control, our CEO would have had the right, for a one year period, to elect to terminate his employment upon 30 days notice. In this case, we would be liable to pay the greater of base salary for the remaining term or three times base salary, any accrued annual incentive for a completed fiscal year plus a part-year annual incentive for the year of termination as described above, and he would have also had the option cash-out right. These same rights and payments would have been due to our CEO, as liquidated damages, if we terminated him without cause and not due to disability at any time after a change-in-control. Payments upon a termination following a change-in-control would be reduced to the amount just below the threshold for triggering golden parachute excise taxes if the effect of the reduction would be to provide a greater after-tax benefit to our CEO; no gross-up is payable if such excise taxes apply, however.

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The revised employment agreement with our CEO, effective in fiscal 2008, provides the following termination provisions.

•	Termination by us due to disability or for cause will result in the same payments as under the old agreement.

•
The new agreement does not authorize us to terminate our CEO without cause, but specifies that, if we did so before a change-in-control, liquidated damages will be payable by us as a lump sum equal to base salary payable through the end of the term (July 31, 2010), mandatory annual incentive actually earned in the full year of termination, continued participation in our medical plans for 18 months, and continuation of the life insurance benefit for two years after termination.

•	The new agreement does not provide for an option cash-out right which previously required us to cash-out any of his options, including previously unvested options.

•
A voluntary termination by our CEO in response to a breach of the agreement by us before a change-in-control will result in the same payments and benefits as if we involuntarily terminated our CEO, while any other voluntary termination before a change-in-control will result in discontinuation of payments under the agreement.

•
After a change-in-control, our CEO will have the right, for a one year period, to elect to terminate his employment upon 30 days notice (as under the old agreement). In this case, we will be liable to pay the greater of base salary for the remaining term or three times base salary, any accrued annual incentive for a completed fiscal year plus a part-year annual incentive for the year of termination as described above and continued benefits under our benefit plans for the remainder of the employment period or the two year period following termination of employment, whichever is greater. These same amounts will be payable to our CEO, if he remains employed during the two years after the employment period expires (July 31, 2010) and, during that period and within two years after a change-in-control, he elects to terminate employment, and such amounts also will be payable, as liquidated damages, if we terminate his employment without cause and not due to disability at any time after a change-in-control if these amounts exceed the amounts that would be payable for a pre-change-in-control termination by us without cause. Payments upon a termination following a change-in-control would be reduced to the amount just below the threshold for triggering golden parachute excise taxes if the effect of the reduction would be to provide a greater after-tax benefit to our CEO; no gross-up is payable if such excise taxes apply, however.

Under his employment agreement as in effect in fiscal 2007, we could terminate our COO’s employment due to his disability or for cause. In such case, our obligation to pay further compensation under the agreement would end, except accrued and unpaid annual incentive amounts would be payable, and the mandatory annual incentive for the year of termination (1.5% of pre-tax income up to an amount equal to base salary) would be paid as a “part-year annual incentive” in an amount based on the level of pre-tax income in the year of termination through the end of the fiscal quarter preceding the date of termination. These same amounts would be payable upon our COO’s death. If, before a change-in-control, we terminated our COO’s employment without cause and not due to disability, he would be entitled to receive any accrued annual incentive for a previously completed year, continued medical and dental benefits through the end of the employment term (July 31, 2008), continued salary through the end of the employment term reduced by compensation amounts earned from a new employer. If such a termination were to occur after a change-in-control and at a time when Mr. Kornberg no longer was CEO, we would pay to our COO a lump-sum amount equal to 299% of his base salary.

The revised employment agreement with our COO, effective in fiscal 2008, provides the following termination provisions.

•	Termination by us for cause or a voluntary termination by the COO, except for a termination after a change-in-control due to a diminution in responsibilities, will result in no further compensation.

•
Termination by us due to the COO’s disability or termination due to death will result in payment of accrued but unpaid annual incentive for a previously completed year and a part-year annual incentive for the year of termination.

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•
If we terminate our COO’s employment without cause and not due to disability, we will pay to him any accrued but unpaid annual incentive for a previously completed year and a part-year annual incentive for the year of termination. In addition, we will provide medical and dental benefits until the expiration date (July 31, 2009) but not longer than 18 months. If this termination occurs not within one year after a change-in-control, we will continue salary payments through the expiration date. If this termination occurs within one year after a change-in-control, we will pay to the executive a lump sum equal to 299% of his base salary.

•
If, during the year following a change-in-control, our CEO voluntarily terminates his employment due to a diminution in his responsibilities, his payments and benefits under the agreement will be the same as though we had terminated him without cause during the year following a change-in-control.

•
Payments upon a termination in the year following a change-in-control would be reduced to the amount just below the threshold for triggering golden parachute excise taxes if the effect of the reduction would be to provide a greater after-tax benefit to our COO; no gross-up is payable if such excise taxes apply, however.

Our change-in-control agreements with Messrs. Burt, McCollum, and Porcelain, as in effect from September 2007, provide for severance payments in the event that, during the 12 months following a change-in-control, we terminate the executive’s employment without cause or the executive terminates his employment for “good reason.” The agreements provide no severance or benefits for terminations due to death, disability, by us for cause, or voluntarily by the executive without good reason. A termination of the executive without cause or by the executive for good reason during the 30-day period before a change-in-control can also result in severance payments under the agreement, if the acquiring company requested the termination or acted so as to give rise to the good reason. If severance becomes payable, it will be paid as a lump sum equal to one-twelfth of the executive’s annual base salary times the number of full and fractional months remaining until the date 18 months after the change-in-control, but in any event not less than one year’s base salary. If the amount payable along with any other payments to the executive would trigger a golden parachute excise tax under Internal Revenue Code Sections 280G and 4999, and if reducing the severance to a lesser amount would avoid this tax and result in the executive having a greater after-tax amount, the severance payments will be reduced to the highest level payable without triggering the excise tax. Under the agreements, “cause” means willful misconduct, dishonesty, misappropriation, breach of fiduciary duty or fraud by the executive relating to our business, conviction or pleading of nolo contendere with regard to any felony or crime (other than traffic violations and misdemeanors), or a material breach of covenants protecting our business not cured within 30 days after we give notice of the breach. “Good reason” means occurrence of any of the following events, unless he consents: assignment of duties inconsistent in any substantial respect with his position, authority or responsibilities immediately prior to the occurrence of the change-in-control or any other substantial adverse change in such position, including authority or responsibilities; reduction in annual base salary; or relocation of the principal place of employment by more than fifty miles. The executive must notify us that an event constituting “good reason” has occurred within 90 days of the event, and we will have at least 30 days to cure the good reason. The agreements define a “change-in-control” in the same way as under our other plans and arrangements.

In the event of a change-in-control, our 2000 Stock Incentive Plan generally provides that unvested options would become automatically vested. The Plan also authorizes our ECC, in its discretion, to cash out outstanding options at a defined “change-in-control price,” but this alternative may be impractical in some cases under recent changes to federal income tax law. The Plan also provides that options will not automatically vest upon a change-in-control if the ECC reasonably determines in good faith, before the change-in-control, that the options will be assumed and replaced by the acquirer with options that provide equivalent terms (including vesting) and preserve the economic value of the old option, and are exercisable for stock traded in an established securities market.

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The following table shows the incremental potential value of payments and benefits to each NEO under the terms of our plans and contracts upon a change-in-control and various types of terminations scenarios as if they occurred on July 31, 2007. Each of the NEOs holds stock options the vesting of which would be accelerated in certain circumstances, as described elsewhere in the proxy. The table does not necessarily show all post-termination payments, but rather shows how a change-in-control or termination in the specified circumstances will enhance the payments or benefits to be received by each NEO.

Incremental Value of Payments and Benefits Upon Change-in-Control and Various Types of Terminations

	(1)	(1)	(2)	(2)	(2)

Termination Scenario (July 31, 2007)	Mr. Kornberg	Mr. Rouse	Mr. Porcelain	Mr. Burt	Mr. McCollum

Events Not Within Specified Period After a Change-in-Control:

Termination by Us Without Cause
Severance Pay	$531,250	$370,000	—	—	—
Stock Option Vesting (4)	9,721,838	—	—	—	—
Health Benefits Continuation (5)	—	16,200	—	—	—

Events Within Specified Period After a Change-in-Control:

Change-in-Control – Assuming no Termination
Stock Option Vesting (3)	$8,705,933	$3,655,288	$1,289,775	$2,756,068	$2,526,690

Termination Without Cause or by Voluntary Resignation
Severance Pay	$1,875,000	—	—	—	—
Stock Option Vesting (4)	9,721,838	—	—	—	—
Health Benefits Continuation (5)	11,400	—	—	—	—

Termination Without Cause or Resignation for Good Reason
Severance Pay	—	$1,106,300	—	—	—

(1)
In the case of Messrs. Kornberg and Rouse, the principal document setting forth these terms is their respective employment agreements, described throughout this proxy. The table assumes that severance payments are not subject to any reduction under provisions reducing payments so that no excise tax would apply to Messrs. Kornberg or Rouse under Section 4999.

(2)
The other three NEOs do not have employment agreements, and the Change-in-Control Agreements described above were not effective until after the end of fiscal 2007, so potential payments under those agreements are not reflected in the table.

(3)
These amounts represent the aggregate in-the-money value of options which would become vested as a direct result of the termination event or change-in-control before the option’s stated vesting date. This calculation of value does not attribute any additional value to options based on their remaining term and does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change-in-control. Market value and in-the-money value are based on the closing price of our common stock, $43.47, on July 31, 2007.

(4)
This amount represents the “option cash-out right” as described under Potential Termination and Change-in-Control Payments above. Effective August 1, 2007, Mr. Kornberg no longer has such right pursuant to his new employment agreement.

(5)
Health benefits continuation amounts are a good faith estimate based on the current plan enrolled by the respective executive officer and will vary in amount for a given executive officer based on the actual plan and actual costs following termination of employment.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of July 31, 2007 regarding our compensation plans and the Common Stock we may issue under the plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by stockholders	2,500,017	$21.67	1,606,864	(1)

Equity compensation plans not approved by stockholders	—	—	—

Total	2,500,017	$21.67	1,606,864

(1)
Includes 414,413 shares available for issuance under the Comtech Telecommunications Corp. Employee Stock Purchase Plan. That plan permits employees to purchase shares at a discount from fair market value of up to 15% of the market price of our Common Stock at the beginning or end of each calendar quarter. 1,192,451 shares remain available for issuance under the 2000 Stock Incentive Plan for restricted stock, restricted stock units, and other full-value awards (that is, awards other than options, warrants and rights).

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DIRECTOR COMPENSATION TABLE FOR FISCAL 2007

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

George Bugliarello (3)	$12,840	$106,461	—	$119,301
Richard L. Goldberg	37,500	106,461	—	143,961
Edwin Kantor	37,500	106,461	—	143,961
Ira Kaplan	37,500	106,461	—	143,961
Gerard R. Nocita	50,000	106,461	—	156,461
Robert G. Paul	9,375	7,488	—	16,863

(1)
Fred Kornberg, our Chairman of the Board, President and Chief Executive Officer, is not included in this table because he receives no separate compensation for his services as a Director. His compensation is shown in the Summary Compensation Table and related compensation tables above.

(2)
The amounts in this column reflect the amount of expense we recognized for financial statement reporting purposes for fiscal 2007, in accordance with SFAS 123(R), for non-employee directors’ stock options, without regard to estimated forfeitures of such options. For the non-employee directors, the amount includes expense from options granted in fiscal 2006 which remained unvested at any time in fiscal 2007, as well as the options granted during fiscal 2007. Assumptions used in the calculation of these amounts were the same as those for stock options granted to employees, as discussed in footnote (1) to the Summary Compensation Table. As of July 31, 2007, the non-employee directors held the following number of outstanding options: Mr. Goldberg: 33,750; Mr. Kantor: 35,125; Mr. Kaplan: 25,000; Mr. Nocita: 28,750; and Mr. Paul: 4,500. On December 5, 2006, all of Dr. Bugliarello’s unvested options were cancelled pursuant to the terms of our 2000 Stock Incentive Plan. On August 1, 2006, each non-employee director then serving received an annual grant of options to purchase 12,500 shares of our Common Stock at $26.90 per share; each of these grants had an aggregate fair value, measured in accordance with SFAS 123(R), of $131,719. In accordance with the provisions of our 2000 Stock Incentive Plan, Mr. Paul received a grant of options to purchase 4,500 shares of our Common Stock on March 7, 2007, the date that he became a director of our Company. This grant had an aggregate fair value, measured in accordance with SFAS 123(R), of $55,879.

(3)	Dr. Bugliarello, a director of our Company since 1977, did not stand for re-election as a director at the 2006 Annual Meeting of Stockholders.

In fiscal 2007, each of our directors who is not an employee of our Company received an annual retainer of $37,500 and the Chairman of the Audit Committee received an additional annual retainer of $12,500. Under our current policy for equity grants under our 2000 Stock Incentive Plan, we grant to each director who is not an employee an option to purchase: (i) 4,500 shares of Common Stock as of the date the director begins service on the Board and (ii) 12,500 shares of Common Stock on each August 1st. The exercise price of all such options is equal to the stock’s fair market value on the date of grant. The options expire five years after the date of grant, and become exercisable as to 25% of the underlying shares on the first and second anniversaries of the date of grant and as to the remaining 50% of the underlying shares on the third anniversary of the date of grant, subject to accelerated vesting upon death of the director or a change-in-control.

For fiscal 2008, each of our directors who is not an employee of our Company will receive an annual retainer of $40,000. Our Chairman of the Audit Committee will also receive an additional annual retainer of $12,500 and our Chairman of the ECC will receive an additional annual retainer of $5,000.

29

EXECUTIVE COMPENSATION COMMITTEE REPORT

Our Executive Compensation Committee has furnished the following report. The information contained in the “Executive Compensation Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

Our Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities and Exchange Act of 1933 with management.

Based on such review and discussions, our Executive Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2007 for filing with the SEC.

Executive Compensation Committee

Ira Kaplan, Chairman
Edwin Kantor
Gerard R. Nocita
30

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2007, Messrs. Kaplan, Kantor, and Nocita, and for the period through December 5, 2006 Dr. Bugliarello, served as members of our Executive Compensation Committee.

No member of our Executive Compensation Committee is or was during fiscal year 2007 an employee or an officer of Comtech or its subsidiaries.

No executive officer of Comtech served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of our Board of Directors or our Executive Compensation Committee.

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AUDIT COMMITTEE REPORT

Our Audit Committee has furnished the following report.

The information contained in the “Audit Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

The Audit Committee reviews Comtech’s financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. KPMG LLP (“KPMG”), Comtech’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its responsibilities:

•	The Audit Committee reviewed and discussed the audited financial statements contained in the 2007 Annual Report on SEC Form 10-K with Comtech’s management and with KPMG.

•	The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

•
The Audit Committee received from KPMG written disclosures regarding the auditors’ independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG its independence from Comtech and its management.

In reliance on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Comtech’s Annual Report on SEC Form 10-K for the year ended July 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Gerard R. Nocita, Chairman
Edwin Kantor Ira Kaplan
Robert G. Paul
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease a facility in Melville, New York from a partnership controlled by our CEO. The lease, as amended, provides for our use of the premises as they now exist for a term of ten years, through December 2011. We have a right of first refusal in the event of a sale of the facility. The annual rental under the lease (approximately $564,000 in fiscal 2007) is subject to adjustments. In addition, we sublease 1,150 square feet of the Melville, New York facility to a company principally owned by the son of our CEO. The sublease commenced in August 2005 and expires in December 2011. The annual rental under the sublease of $12,600 is subject to adjustment.

Mr. McCollum’s brother, Richard McCollum, is employed by our Company as a test technician and his aggregate compensation for fiscal 2007 of $63,628 was comparable with other Comtech employees in similar positions.

Mr. Burt’s son, Brian Burt, is employed by our Company as a marketing manager and his aggregate compensation for fiscal 2007 of $54,303 was comparable with other Comtech employees in similar positions.

Richard L. Goldberg, a director, is a Partner in the law firm of Proskauer Rose LLP, which renders legal services to our Company. During fiscal 2007, we paid an aggregate of $1,028,301 in fees to that law firm and expect to pay fees at a comparable level in fiscal 2008.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the annual meeting. If other matters do come before the annual meeting, the persons acting pursuant to the proxy will vote on them in their discretion.

Proxies may be solicited by mail, telephone, telegram, and personally by directors, officers and other employees of Comtech. The cost of soliciting proxies will be borne by Comtech. A complete list of stockholders entitled to vote at the annual meeting will be available for inspection beginning November 26, 2007 at the Company’s headquarters located at 68 South Service Road, Suite 230, Melville, New York 11747.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our Common Stock, if any, to file with the Securities and Exchange Commission reports of ownership, and reports of changes in ownership, of our equity securities. Such persons must furnish copies of all such reports that they file to us. Based solely on a review of such reports and written representations of our directors and executive officers, we are not aware that any such person failed to timely file such reports, except that three Forms 4 were inadvertently filed late, one each by Jerome Kapelus, our Senior Vice President, Strategy and Business Development, Nancy Stallone, our Vice President of Finance, and Michael Bondi, our Controller. These transactions were erroneously originally reported on a timely filed Form 3.

33

PROPOSAL NO. 1 - ELECTION OF THREE DIRECTORS

Our Board of Directors is divided into three classes. Members of our Board of Directors are elected for three-year terms, with the term of office of one class expiring at each Annual Meeting of Comtech’s stockholders. Mr. Kornberg and Mr. Kantor are in the class whose term of office expires in 2007, Mr. Kaplan and Mr. Nocita are in the class whose term of office expires in 2008 and Mr. Goldberg is in the class whose term of office expires in 2009. On March 7, 2007, the Board appointed Robert G. Paul as a director, to fill the vacancy resulting from the retirement of Dr. George Bugliarello as a director, serving in the class whose term of office would expire in 2009. Under our Restated Certificate of Incorporation, Mr. Paul’s term expires at the 2007 Annual Meeting of Stockholders. Therefore, stockholders will be asked to elect two directors to the class whose term expires in 2010, for which Mr. Kornberg and Mr. Kantor will be nominated, and one director to the class whose term expires in 2009, for which Mr. Paul will be nominated.

Information concerning the directors being nominated for reelection at the Annual Meeting, the incumbent directors whose terms of office will continue after the Annual Meeting, and our executive officers is set forth below.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Name	Principal Occupation	Age	For Term Expiring In	Served As Director Since

Fred Kornberg (1)	Chairman, Chief Executive Officer and President of Comtech	71	2010	1971
Edwin Kantor (1)(2)(3)(4)	Chairman, BK Financial Services LLC	75	2010	2001

Robert G. Paul (2)	Private Investor	65	2009	2007

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING AND EXECUTIVE OFFICERS

Name	Principal Occupation	Age	Term Expiring In	Served As Director Since

Richard L. Goldberg (1)	Partner, Proskauer Rose LLP, and	71	2009	1983
	Independent Business Advisor
Ira Kaplan (2)(3)(4)	Private Investor	71	2008	2002

Gerard R. Nocita (2)(3)(4)	Private Investor	71	2008	1993

Robert G. Rouse	Executive Vice President and Chief Operating Officer of Comtech	43	—	—
Richard L. Burt	Senior Vice President; President of Comtech Systems, Inc.	66	—	—
Jerome Kapelus	Senior Vice President, Strategy and Business Development	43	—	—
Larry Konopelko	Senior Vice President; President of Comtech PST Corp.	54	—	—
Robert L. McCollum	Senior Vice President; President of Comtech EF Data Corp.	58	—	—
Michael D. Porcelain	Senior Vice President and Chief Financial Officer of Comtech	38	—	—
Daniel S. Wood	Senior Vice President; President of Comtech Mobile Datacom Corporation	49	—	—

(1)	Member of Executive Committee

(2)	Member of Audit Committee

(3)	Member of Executive Compensation Committee

(4)	Member of Nominating Committee
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Mr. Kornberg has been Chief Executive Officer and President of Comtech since 1976. Prior to that, he was the Executive Vice President of Comtech from 1971 to 1976 and the General Manager of the telecommunications transmission segment.

Mr. Kantor has been a director of Comtech since 2001. He has been Chairman of BK Financial Services LLC since 2002. Previously he served as Co-Chief Executive Officer of TPB Financial Services and was Co-Chairman and Co-Chief Executive Officer of HCFP/Brenner Securities from 1999 to 2001. He was Vice Chairman of Barington Capital Group from 1993 to 1999. Prior to joining Barington, Mr. Kantor spent 37 years in the securities industry with Drexel Burnham Lambert and its predecessor firms, where he held various positions, including serving as the firm’s Vice Chairman.

Mr. Paul has been a director of Comtech since March 2007. He serves on the boards of directors of Rogers Corporation and Kemet Corporation, and previously served on the board of directors of Andrew Corporation from 2003 to 2005. He was the Group President, Base Station Subsystems, for Andrew Corporation from 2003 to 2004. Mr. Paul was the President and Chief Executive Officer of Allen Telecom Inc. from 1989 to 2003. He also served in various other capacities at Allen Telecom, which he joined in 1970, including Chief Financial Officer and President of the Antenna Specialists Division.

Mr. Goldberg has been a director of Comtech since 1983. He has been a partner since 1990 in the law firm of Proskauer Rose LLP, which renders legal services to Comtech. Prior to 1990, Mr. Goldberg was a partner since 1966 in the firm Botein Hays & Sklar. Since November 2004, Mr. Goldberg has also been an independent business advisor.

Mr. Kaplan has been a director of Comtech since 2002. He is a private investor. Prior to his retirement in 2001, Mr. Kaplan held several executive positions at EDO Corporation for over 40 years, most recently as Executive Vice President and Chief Operating Officer from 2000 to 2001. EDO Corporation is a supplier of military and commercial products and services.

Mr. Nocita has been a director of Comtech since 1993. He is a private investor. He was Treasurer of the Incorporated Village of Patchogue from 1993 to 1996. He was affiliated with Comtech from its inception in 1967 until 1993.

Mr. Rouse has been Executive Vice President of Comtech since September 2004 and was previously Senior Vice President of Comtech from 2001 to September 2004. He has been Chief Operating Officer of Comtech since March 2006 and had been Chief Financial Officer of Comtech from 2001 to March 2006. Mr. Rouse was previously employed by KPMG LLP in various capacities for 15 years, including as a partner in the firm’s assurance practice from 1998 to 2001.

Mr. Burt has been Senior Vice President of Comtech since 1998 and had been a Vice President since 1992. He has been President of Comtech Systems, Inc. since 1989 and Vice President since its founding in 1984. Mr. Burt first joined Comtech in 1979.

Mr. Kapelus has been Senior Vice President, Strategy and Business Development, since he joined Comtech in February 2006. From 2000 until he joined the Company, Mr. Kapelus was a Managing Director in the Investment Banking Group at Bear, Stearns & Company, where his clients included growth companies in the telecommunications equipment sector. Prior to joining Bear, Stearns & Company, Mr. Kapelus worked at firms that included Jefferies & Co. and The Bank of New York, where he provided investment banking and commercial banking services to various industries including communications service providers.

Mr. Konopelko has been Senior Vice President of Comtech since December 2006 and has been President of Comtech PST Corp. since June 2002. He joined Comtech PST as Vice President and General Manager in July 2001. Prior to joining Comtech PST, he was General Manager at MPD Technologies, Inc. from 1995 to 2001.

Mr. McCollum has been Senior Vice President of Comtech since 2000 and had been a Vice President since 1996. He founded Comtech Communications Corp. in 1994 and had been its President since its formation. In July 2000, Comtech combined Comtech Communications Corp. with Comtech EF Data Corp., and appointed Mr. McCollum President of the combined entities.

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Mr. Porcelain has been Senior Vice President of Comtech and Chief Financial Officer since March 2006 and was previously Vice President of Finance and Internal Audit of Comtech from 2002 to March 2006. Prior to joining Comtech, Mr. Porcelain was Director of Corporate Profit and Business Planning for Symbol Technologies, a mobile wireless information solutions company, where he was employed from 1998 to 2002. Previously, he spent five years in public accounting holding various positions, including Manager in the Transaction Advisory Services Group of PricewaterhouseCoopers.

Mr. Wood has been Senior Vice President of Comtech since December 2006 and President of Comtech Mobile Datacom Corp. since April 2005. He was hired in October 2004 and served as Executive Vice President of Operations of Comtech Mobile Datacom Corp. until his promotion to President. Previously, Mr. Wood was employed at EDO Corporation for 15 years, where he held senior management positions, including Group Director, Finance, for EDO’s Systems and Analysis Group, and Director Contracts and Finance, for EDO’s Combat Systems Division.

Our Board of Directors recommends a vote FOR the reelection of
Fred Kornberg and Edwin Kantor and the election of Robert G. Paul to our Board of Directors.

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PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO OUR BY-LAWS

NASDAQ has adopted a new requirement that listed securities be eligible for a “Direct Registration Program” by January 1, 2008 for companies listed on NASDAQ before January 1, 2007. To comply with the NASDAQ requirement, listed companies must be authorized to issue shares electronically on an uncertificated basis. As our current By-Laws provide only for certificated shares, to comply with the NASDAQ requirement, our By-Laws must be amended to provide that shares of our Common Stock may be issued as uncertificated shares.

On September 18, 2007, our Board of Directors unanimously approved the proposed amendment to our By-Laws to provide for the issuance of uncertificated securities.

Upon stockholder approval of the By-Law amendment, we intend to participate in the Direct Registration Program of our transfer agent, American Stock Transfer & Company.

The specific By-Law provisions that are proposed to be amended are Sections 1 and 3 of Article VI of the Amended and Restated By-Laws which would read as follows:

“Section 1.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.”

“Section 3.  Shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares.”

Our Board of Directors recommends a vote FOR the approval of the amendment to Our By-Laws
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PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO OUR 2000 STOCK INCENTIVE PLAN

Our stockholders are being asked to approve the adoption of an amendment to the Comtech Telecommunications Corp. 2000 Stock Incentive Plan.

On September 18, 2007, our Board of Directors unanimously approved the amendment to the Plan, subject to stockholder approval, to provide that the aggregate number of shares of our Common Stock subject to awards under the Plan or with respect to which awards may be granted be increased by 850,000 shares. Currently, the aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Plan or with respect to which awards may be granted may not exceed 5,737,500 shares of Common Stock (excluding 1,986,603 shares of Common Stock relating to outstanding awards that were previously granted under the 1982 Incentive Stock Option Plan and the 1993 Incentive Stock Option Plan, as amended (the “Prior Option Plans”) and which were previously transferred to the Plan.)

As of October 8, 2007 and without giving effect to this amendment, stock-based awards with reference to 2,873,585 shares were outstanding under the Plan, and only 630,901 shares remain available for future issuance or for reference purposes under the Plan or with respect to which awards may be granted (excluding any shares that may become available as a result of the expiration or termination without exercise of currently outstanding options).

The Board of Directors believes the amendment to the Plan is in the best interests of Comtech and its stockholders and is intended to enhance the profitability and value of the Company for the benefit of its stockholders. The Board of Directors believes that in a competitive environment for qualified executive, technical, sales, marketing and other personnel, our ability to make equity-based awards will continue to be a key factor in the recruitment and retention of such personnel.

Description of the 2000 Stock Incentive Plan, As Proposed To Be Amended

The following is a description of the 2000 Stock Incentive Plan, as proposed to be amended. As a summary, it is qualified in its entirety by reference to the Amended Plan. A copy of the Plan (as proposed to be amended) may be obtained from the Secretary at the Corporate Offices, 68 South Service Road, Suite 230, Melville, New York 11747. The current Plan was filed as Exhibit 10.1 to our Form 8-K filed December 11, 2006.

Administration

The Plan is administered and interpreted by a committee or subcommittee of the Board appointed from time to time by the Board (the “Committee”), consisting of two or more non-employee directors, each of whom is intended to be a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and an outside director as defined under Code Section 162(m). Currently, our ECC serves as the Committee for the Plan. With respect to stock option grants to non-employee directors, the Plan is administered by our Board of Directors and all references to the Committee are deemed to refer to our Board of Directors for this purpose.

The Committee has the full authority to administer and interpret the Plan, to grant discretionary awards under the Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable.

The terms and conditions of individual awards are set forth in written agreements which are consistent with the terms of the Plan. Equity awards under the Plan may not be made on or after October 19, 2009, the tenth anniversary of the adoption of the Plan, but awards granted prior to such date may extend beyond that date. Grants of cash incentive awards are authorized until the fifth anniversary of the latest date upon which stockholders approved the proposed amendment to authorize cash-based incentive awards (even if this date extends past the date at which other awards may be granted under the Plan).

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Eligibility and Types of Awards

All employees and consultants of Comtech and its affiliates (1,230 employees and consultants as of July 31, 2007) including prospective employees and consultants, are eligible to be granted under the Plan nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units, cash-based incentive awards and other stock-based awards and awards providing benefits similar to those listed above which are designed to meet the requirements of non-U.S. jurisdictions.

In addition, employees of Comtech and its affiliates that qualify as subsidiaries or parent corporations (within the meaning of Section 424 of the Code) are eligible to be granted incentive stock options (“ISOs”) under the Plan. Non-employee directors of the Company are eligible to receive nondiscretionary grants of nonqualified stock options.

Available Shares and Per-Person Limits

As stated above, the proposed amendment would amend the number of shares of Common Stock reserved and available under the Plan. As amended, the aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Plan or with respect to which awards may be granted may not exceed 6,587,500 shares of Common Stock plus shares of Common Stock relating to outstanding awards that were previously granted under predecessor option plans (the “Prior Option Plans”) and which were previously transferred to the Plan, for a total share limit of 8,574,103 shares of Common Stock. The terms applicable to the Prior Option Plans’ awards in effect prior to the Plan’s assumption of these awards continue to apply.

The maximum number of shares of Common Stock with respect to which any option, stock appreciation right or award of performance shares or award of restricted stock for which the grant of such award or lapse of the relevant restriction period is subject to attainment of pre-established performance goals (in accordance with Code Section 162 (m)) which may be granted under the Plan during any fiscal year of our Company to any individual is 225,000 shares per type of award, provided that the maximum number of shares of Common Stock for all types of awards does not exceed 225,000 during any fiscal year. To the extent that shares of Common Stock for which awards are permitted to be granted to an individual during a fiscal year are not covered by an award in a fiscal year, the number of shares of Common Stock available for awards to such individual will automatically increase in subsequent fiscal years until used.

For awards denominated in cash, including cash incentive awards, the Plan contains an annual per person limit, as required for compliance with Code Section 162(m). A participant may potentially earn cash incentive awards up to his or her “annual limit” in any fiscal year. The annual limit for each individual is $4.0 million plus the amount of the participant’s unused annual limit as of the close of the previous fiscal year. A participant uses up his or her annual limit in a given year based on the maximum potential amount of the incentive award authorized by the Committee, even if the actual amount earned is less than the maximum. Performance units, a form of cash-based award previously authorized under the Plan, are subject to a separate $100,000 annual limit plus the amount of the participant’s unused annual limit as of the close of the previous fiscal year.

The aggregate number of shares of Common Stock available under the Plan, the maximum number of shares that may be granted, the number of shares underlying option grants and to which other awards relate, exercise prices, performance conditions tied to share price, and other award terms are subject to appropriate adjustment by the Committee in the event of changes in our capital structure or business by reason of certain corporate transactions or events, including stock splits, spinoffs, extraordinary dividends, and other equity restructurings.

On October 8, 2007, the closing price of our Common Stock in the NASDAQ Stock Market LLC exchange was $55.19 per share.

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Awards Under the Plan

Stock Options.  The Committee may grant nonqualified stock options and ISOs to purchase shares of Common Stock. The Committee determines the number of shares of Common Stock subject to each option, the term of each option (up to ten years), the exercise price, the vesting schedule (if any), and the other material terms of each option. No ISO or nonqualified stock option which is intended to be performance based for purposes of Code Section 162(m) may have an exercise price less than the fair market value of the Common Stock at the time of grant. Any option with an exercise price that is less than the fair market value of the Common Stock at the time of grant is intended to be structured to comply with Code Section 409A (relating to deferred compensation).

Options are exercisable at such times and subject to such terms and conditions as determined by the Committee at grant, and the exercisability of such options may be accelerated by the Committee in its sole discretion (except as limited under Section 409A). Payment of an option’s exercise price may be made: (i) in cash or by check, bank draft or money order, (ii) to the extent allowable by law, through a broker-assisted “cashless exercise” procedure, or (iii) on such other terms and conditions as may be acceptable to the Committee.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights (“SARs”) either with a stock option which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SARs”). An SAR is a right to receive a payment either in cash or common stock, as the Committee may determine, equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by an SAR is the exercise price per share of the related option in the case of a Tandem SAR and is the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR.

Restricted Stock.  The Committee may award “restricted” shares of Common Stock. Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at grant that the payment of dividends, if any, shall be deferred until the expiration of the applicable restriction period. Recipients of restricted stock are required to enter into a restricted stock agreement with our Company which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse.

Cash Incentive Awards, Performance Units and Performance Shares.  The Committee may grant performance shares entitling recipients to receive a fixed number of shares of Common Stock or the cash equivalent thereof, as determined by the Committee in its sole discretion, upon the attainment of performance goals established by the Committee during a performance period specified by the Committee. The Committee may grant performance units or cash incentive awards entitling recipients to receive a value payable in cash or, in the case of performance units, shares of Common Stock, as determined by the Committee, upon the attainment of performance goals established by the Committee for a specified performance cycle. The Committee may subject such grants of cash incentive awards, performance units and performance shares to vesting and forfeiture conditions as it deems appropriate.

Other Stock-Based Awards.  The Committee may grant awards of Common Stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock and may be granted either alone or in addition to or in tandem with stock options, stock appreciation rights, restricted stock, performance shares or performance units. Other stock-based awards may include awards in the nature of restricted stock units, each representing a right to receive a share of stock at a future date upon satisfaction of vesting and other conditions as may be specified by the Committee.

The Committee also determines the purchase price to be paid, if any, by a recipient to purchase other stock-based awards (including, without limitation, shares of Common Stock). The purchase of shares of Common Stock or other stock-based awards may be made on either an after-tax or pre-tax basis, as determined by the Committee; provided, however, that if the purchase is made on a pre-tax basis, such purchase will be made pursuant to a deferred compensation program established by the Committee, which will be deemed to be part of the Plan.

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Performance Goals

If the grant of an award, the lapse of a relevant restriction, or the earning or vesting of an award or right to exercise an award, including cash incentive awards as authorized by the amendment, is to be based on the attainment of objective performance goals, the Committee shall establish the performance goals, formulae or standards and the amount of the award to become earned or vested applicable to each recipient while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Code Section 162(m) requires that performance awards be based upon objective performance measures.

Such performance goals will be based on one or more of the following criteria (“Performance Criteria”): (i) revenues; (ii) income before income taxes and extraordinary items, net income, income before income tax and stock based compensation expense, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (iii) operational cash flow; (iv) level of, reduction of, or other specified objectives with regard to the our Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders’ equity; (viii) economic value added targets; (ix) fair market value of the shares of Common Stock; and (x) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends. In addition, such performance goals may be based upon the attainment of specified levels of our Company’s (or a subsidiary, division or other operational unit of our Company) performance under one or more of the measures described relative to the performance of other corporations. To the extent permitted under the Code, the Committee may: (i) designate additional business criteria on which the performance goals may be based; (ii) retain discretion to consider other types of performance or other circumstances, as an exercise of “negative discretion,” so long as one or more of the objective Performance Criteria has been achieved, and (iii) adjust or modify the Performance Criteria, including by specifying that particular items of income or expense will be included or excluded from the Performance Criteria.

Change-in-Control

Unless determined otherwise by the Committee at the time of grant, and except to the extent provided in the applicable award agreement, the recipient’s employment agreement or other agreement approved by the Committee, accelerated vesting or lapsing of restrictions of equity awards will occur upon a change in control of the Company (as defined in the Plan) if the stock options are not honored, assumed or substituted as provided in the Plan. Upon a change-in-control of our Company, options granted to non-employee directors would be subject to the rules described below.

Non-Employee Director Stock Option Grants

The Plan authorizes the automatic grant of nonqualified stock options to each non-employee director, without further action by the Board or the stockholders, as follows: (i) options to purchase 4,500 shares of Common Stock are to be granted to each non-employee director as of the date he or she begins service as a non-employee director on the Board; and (ii) options to purchase 12,500 shares of Common Stock commencing on August 1, 2005 are to be granted to each non-employee director as of each August 1, provided that the non-employee director has served as a director for at least 6 months. The exercise price per share of such options is the fair market value of the Common Stock at the time of grant. The term of each such option is five years. Options granted to non-employee directors are to vest and become exercisable at the rate of 25% effective on the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date, provided that the option may be vested only during the continuance of his or her service as a director of our Company. All options granted to non-employee directors and not previously exercisable will become fully exercisable upon death and immediately upon a change-in-control of our Company (as defined in the Plan).

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Amendment and Termination

The Board or Committee may at any time, amend any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise. However, no amendment may be made without the approval of the Company’s stockholders in accordance with the laws of the State of Delaware, to the extent required under Section 162(m) of the Code or, to the extent applicable to ISOs, Section 422 of the Code, which would: (i) increase the aggregate number of shares of Common Stock that may be issued; (ii) increase the maximum individual participant share limitations for a fiscal year; (iii) change the classification of employees or consultants eligible to receive awards; (iv) decrease the minimum exercise price of any stock option or SAR; (v) extend the maximum option term; (vi) materially alter the Performance Criteria; or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to ISOs, Section 422 of the Code. Under these rules, however, stockholder approval will not necessarily be required for all amendments which might increase the cost of the 2000 Plan or broaden eligibility. Outstanding options may not be modified to reduce the exercise price nor may a new option at a lower exercise price be substituted for a surrendered option (as in a “repricing” transaction), other than with respect to customary adjustments to reflect corporate transactions, changes in the Company’s capital structure or other equity restructurings, unless such action is approved by our Company’s stockholders.

Vesting, Forfeitures, and Acceleration. The Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Other Terms of Awards. Certain awards may be settled in cash, stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our Company’s obligations under the Plan. The Committee may condition distributions under awards on the payment of taxes such as by withholding a portion of the stock or other property to be distributed (or receipt of previously acquired stock or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except the Committee may permit transfers not for value for estate-planning purposes.

Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise of a stock option), except to the extent required by law. Any outstanding option may not be modified to reduce the exercise price of such option, nor may a new option at lower exercise price be substituted for a surrendered option (other than with respect to customary adjustments to reflect corporate transactions or changes in our Company’s capital structure) unless such action is approved by our Company’s stockholders.

Our Company may grant cash or equity awards apart from the Plan, subject to any applicable regulatory restrictions. Thus, the Plan is not the exclusive means by which cash and equity awards may be granted. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor is it a qualified plan under Section 401(a) of the Code.

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Certain Federal Income Tax Consequences Relating to the Plan

Our Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2000 Plan taxable under U.S. income tax laws:

Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. For all options, a participant’s sale of shares acquired by exercise generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

Our Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Our Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares. We intend that awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms that meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if our Company grants an award in the nature of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and our Company normally will be entitled to claim a tax deduction at that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, our Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below.

A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant later forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (not excluded or exempt under applicable regulations) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant. Some options and SARs may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant’s discretionary exercise of the option or SAR over an extended period. If the distribution and other award terms meet Section 409A’s requirements, the participant would realize ordinary income at the time of distribution rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. Our Company would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

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As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the Plan, (i) options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, (ii) incentive and performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and (iii) certain other awards that are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to qualify, however, so there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other awards under the Plan, such as non-performance-based restricted stock and restricted stock units, generally will not qualify, so that compensation paid to certain executives in connection with such awards, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, may not be deductible by our Company as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change-in-control or termination following a change-in-control also may be non-deductible under Code Section 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

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PROPOSAL NO. 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year, subject to ratification by our stockholders. If our stockholders do not ratify such selection, it will be reconsidered by our Board of Directors. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in our stockholders’ best interests. Representatives of KPMG are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us for the fiscal year ended July 31, 2006 and fees billed to or payable by us for the fiscal year ended July 31, 2007 by KPMG for professional services rendered:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees

Audit fees (1)	$960,000	$980,000
Audit-related fees (2)	30,000	30,000
Tax fees (3)	107,000	121,000
All other fees	—	—

Total Fees	$1,097,000	$1,131,000

(1)
Audit fees consists of fees for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees include fees related to the audit of our report on internal control over financial reporting.

(2)
Audit-related fees consists of fees for assurance and related services that are reasonably related to the audit of our annual financial statements that are not reported under “Audit Fees,” including the audit of our 401(k) plan.

(3)	Tax fees consists of fees billed for professional services regarding federal, state and international tax compliance, tax advice and tax planning.

Pre-Approval Policies

Our Audit Committee reviews each service on a case-by-case basis before approving the engagement of KPMG for all audit or permissible non-audit services.

Consideration of Non-Audit Services Provided by the Independent Registered Public Accounting Firm

Our Audit Committee has concluded that the non-audit services provided by KPMG are compatible with maintaining the independent registered public accounting firm’s independence.

Our Board of Directors recommends a vote FOR the ratification of the selection of
KPMG as our independent registered public accounting firm.

45

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the annual meeting, and, so far is known to our Board of Directors, no matters are to be brought before the annual meeting, except as specified in the Notice of Annual Meeting. As to any business that may properly come before the annual meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2008 Annual Meeting included in our proxy statement must submit such proposal at the principal offices of Comtech not later than July 4, 2008. It is suggested that any such proposals be submitted by certified mail, return receipt requested. Under our By-Laws, a stockholder nomination for election to our Board of Directors may not be made at the 2008 Annual Meeting unless notice (including all information that would be required in connection with such nomination under the Securities and Exchange Commission’s proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to our Board of Directors named therein to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially by the person proposing to make such nomination is delivered in person or mailed to Comtech and received by us not earlier than August 8, 2008 or later than September 7, 2008; provided, however, that if the 2008 Annual Meeting is not held within 30 days before or after the anniversary date of the 2007 Annual Meeting, such notice must be received not more than 90 days prior to the 2008 Annual Meeting or less than 60 days prior to the 2008 Annual Meeting.

Under the SEC’s proxy rules, proxies solicited by our Board of Directors for the 2008 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before September 17, 2008, unless the 2008 Annual Meeting is not held within 30 days before or after the anniversary date of the 2007 Annual Meeting.

HOUSEHOLDING

We have previously adopted a procedure approved by the SEC called “householding.” Under this procedure, we satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report address to those stockholders. This procedure reduces our printing costs and postage fees. Once a stockholder has received a householding notice from its broker, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the broker. Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report, they may send their request to Comtech Telecommunications Corp., Attention: Corporate Secretary, 68 South Service Road, Suite 230, Melville, NY 11747

By Order of the Board of Directors,

Patrick O’Gara
Secretary

Date: November __, 2007
46

The Annual Meeting of Stockholders of
Comtech Telecommunications Corp.
will be held at 10:00 a.m. on December 6, 2007 at
68 South Service Road (Lower Level Auditorium), Melville, (Long Island), New York 11747

FROM KENNEDY AIRPORT

JFK EXPRESSWAY EAST TO BELT PARKWAY EAST (BECOMES SOUTHERN STATE PARKWAY AT NASSAU COUNTY BORDER). TAKE SOUTHERN STATE PARKWAY EAST TO EXIT 28A NORTH (RT 135). TAKE RT. 135 NORTH TO LONG ISLAND EXPRESSWAY EAST (495). TAKE LIE TO EXIT 48 (ROUND SWAMP RD.). PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM LAGUARDIA AIRPORT

GRAND CENTRAL PARKWAY TO LONG ISLAND EXPRESSWAY (495). TAKE LONG ISLAND EXPRESSWAY EAST TO EXIT 48 (ROUND SWAMP RD.). PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM MANHATTAN

MID-TOWN TUNNEL TO LONG ISLAND EXPRESSWAY (495). TAKE LONG ISLAND EXPRESSWAY EAST TO EXIT 48 (ROUND SWAMP RD.). PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM EASTERN LONG ISLAND

TAKE THE LONG ISLAND EXPRESSWAY (495) WEST TO EXIT 48 (ROUND SWAMP ROAD). TURN LEFT ONTO ROUND SWAMP ROAD. MAKE IMMEDIATE TURN LEFT ONTO THE SOUTH SERVICE ROAD GOING EAST. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

COMTECH TELECOMMUNICATIONS CORP.
68 South Service Road, Suite 230
Melville, New York 11747
TEL: (631) 962-7000 • FAX: (631) 962-7001
www.comtechtel.com

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

COMTECH TELECOMMUNICATIONS CORP. C/O AMERICAN STOCK TRANSFER 6201 15TH AVENUE BROOKLYN, NY 11219

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Comtech Telecommunications Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Comtech Telecommunications Corp., c/o BROADRIDGE, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CMTEL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROPOSAL 1.
1.	Election of Director. Nominee: 01) Fred Kornberg 02) Edwin Kantor 03) Robert G. Paul	For ALL	Withhold ALL	For ALL Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		☐	☐	☐	____________________________________
					For	Against	Abstain
PROPOSAL 2.
2.	Approval of amendment to the Company’s By-laws to permit direct registration of uncertificated shares of capital stock.				☐	☐	☐
PROPOSAL 3.
3.	Approval of amendment to the Company’s 2000 Stock Incentive Plan increasing the number of shares of our common stock subject to awards under the Plan or with respect to which awards may be granted.				☐	☐	☐
PROPOSAL 4.
4.	Ratification of selection of KPMG LLP as independent registered public accounting firm.				☐	☐	☐

This proxy will be voted or withheld from being voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED ABOVE AND FOR APPROVAL OF PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
NOTE:

Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
COMTECH TELECOMMUNICATIONS CORP.

December 6, 2007

COMTECH TELECOMMUNICATIONS CORP.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

          The undersigned hereby appoints Fred Kornberg and Robert G. Rouse, and each of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Comtech Telecommunications Corp. (the “Company”) to be held at Comtech Telecommunications Corp., 68 South Service Road, Lower Level Auditorium, Melville, New York 11747 on December 6, 2007, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card and in their discretion, upon such other matters as may come before the meeting.

This proxy will be voted or withheld from being voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(To be Signed on Reverse Side.)